Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

dated as of June 17, 2014

among

ANADARKO PETROLEUM CORPORATION,

The LENDERS Party Hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agent

and

BANK OF AMERICA, N.A.,

CITIBANK, N.A.,

THE ROYAL BANK OF SCOTLAND PLC

and

THE BANK OF TOKYO-MITSUBISHI UFJ, Ltd.,

as Co-Documentation Agents

J.P. MORGAN SECURITIES LLC, WELLS FARGO SECURITIES, LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, CITIGROUP

GLOBAL MARKETS, INC., RBS SECURITIES INC.,

and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

as Joint Lead Arrangers and Joint Bookrunners

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TABLE OF CONTENTS

(Continued)

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TABLE OF CONTENTS

(Continued)

		Page
Section 9.09	Governing Law; Jurisdiction; Consent to Service of Process	76
Section 9.10	WAIVER OF JURY TRIAL	76
Section 9.11	Headings	77
Section 9.12	Confidentiality	77
Section 9.13	Replacement of Lenders	77
Section 9.14	USA Patriot Act Notice	78
Section 9.15	Judgment Currency	79
Schedules and Exhibits:

Annex I	(List of Commitments)
Schedule I	(Pricing Schedule)
Schedule II	(Significant Subsidiaries)
Schedule III	(Existing Letters of Credit)
Schedule IV	(Swingline Loan Rate Calculation)
Schedule V	(LC Issuance Limit)

Exhibit A	(Form of Note)
Exhibit B	(Assignment and Assumption)
Exhibit C	(Form of Notice of Commitment Increase)

Exhibit D-1 —	U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit D-2 —	U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit D-3 —	U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit D-4 —	U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)

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CREDIT AGREEMENT, dated as of June 17, 2014, among ANADARKO PETROLEUM CORPORATION, a Delaware corporation, the LENDERS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Syndication Agent, and BANK OF AMERICA, N.A., CITIBANK, N.A., THE ROYAL BANK OF SCOTLAND PLC, and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Co-Documentation Agents.

In consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Defined Terms. As used in this Agreement, and unless the context otherwise requires, the following terms shall have the meanings set out respectively after each:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate. All ABR Loans and ABR Borrowings shall be denominated in dollars.

“Adjusted LIBO Rate” means, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder. Unless the context requires otherwise, the term “Administrative Agent” shall include any Affiliate of JPMorgan Chase Bank, N.A. through which JPMorgan Chase Bank, N.A. shall perform any of its obligations in such capacity hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly or indirectly (through one or more intermediaries) Controls or is Controlled by or is under common Control with the Person specified.

“Agent Party” has the meaning assigned to it in Section 9.01(d).

“Agents” means each of the Administrative Agent, the Syndication Agent and the Co-Documentation Agents.

“Aggregate Designated Currency Revolving Exposure” means, at any time, the sum of the Dollar Equivalents of (a) the aggregate Principal Amounts of all Revolving Loans made in Euro, Pounds Sterling or Yen and (b) the aggregate LC Exposure with respect to Letters of Credit denominated in Euro, Pounds Sterling or Yen at such time.

“Aggregate Designated Currency Revolving Sublimit” means $1,000,000,000.

“Agreement” means this Credit Agreement, as the same may be amended, modified, supplemented or restated from time to time in accordance with the terms hereof.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) for deposits in dollars plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day for shall be based on the LIBOR Screen Rate at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Amendment Non-Consenting Lender” has the meaning assigned such term in the definition of Non-Consenting Lender.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended from time to time, and other anti-corruption laws in effect in jurisdictions in which the Borrower and its Subsidiaries operate or conduct business.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments of all Lenders have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Applicable Rate” has the meaning assigned to such term in the Pricing Schedule.

“Arrangers” means J.P. Morgan Securities LLC, Wells Fargo Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets, Inc., RBS Securities Inc., and The Bank of Tokyo-Mitsubishi UFJ, Ltd., in their capacities as joint lead arrangers and joint bookrunners hereunder.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit B or any other form approved by the Administrative Agent.

“Attributable Debt” means any particular sale and leaseback transaction under which the Borrower or any Subsidiary is at the time liable, at any date as of which the amount thereof is to be determined (a) in the case of any such transaction involving a capital lease, the amount on such date capitalized thereunder, or (b) in the case of any other sale and leaseback transaction, the then present value of the minimum rental obligations under such sale and leaseback transaction during the remaining term thereof (after giving effect to any extensions at the option of the lessor) computed by discounting the respective rental payments at the actual interest factor included in such payments or, if such interest factor cannot be readily determined, at the rate of ten percent (10%) per annum. The amount of any rental payment required to be made under any such sale and leaseback transaction not involving a capital lease may exclude amounts required to be paid by the lessee on account of maintenance and repairs, insurance, Taxes, assessments, utilities, operating and labor costs and similar charges.

“Availability Date” means the date upon which the conditions precedent set forth in Section 6.02 have been satisfied (or waived in accordance with the terms and conditions of Section 9.02).

“Availability Period” means the period from and including the Availability Date to but excluding the Revolving Commitment Termination Date.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Bankruptcy Laws” means Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time and any similar other applicable law or statute in any other jurisdiction as amended from time to time.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Anadarko Petroleum Corporation, a Delaware corporation.

“Borrowing” means (a) Revolving Loans of the same Type and currency made, converted or continued on the same date and, in the case of LIBOR Loans and EURIBOR Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Date” means each Business Day specified in a notice pursuant to Section 2.03 as a date on which the Borrower requests (or is deemed to have requested) the Lenders to make Loans.

“Borrowing Minimum” means in the case of a Borrowing denominated in (a) dollars, $5,000,000, (b) Euro, €5,000,000, (c) Pounds Sterling, £5,000,000, and (d) Yen, ¥500,000,000.

“Borrowing Multiple” means in the case of a Borrowing denominated in (a) dollars, $1,000,000, (b) Euro, €1,000,000, (c) Pounds Sterling, £1,000,000, and (d) Yen, ¥100,000,000.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with a LIBOR Loan for a LIBOR Quoted Currency or a EURIBOR Loan, the term “Business Day” shall also exclude any day on which banks are not open for general business in London and (b) if the Borrowing or LC Disbursements which are the subject of a borrowing, drawing, payment, reimbursement or rate selection are denominated in Euro, the term “Business Day” shall also exclude any day on which the TARGET2 payment system is not open for the settlement of payments in Euro.

“CF Rate” has the meaning assigned to it in Section 2.17.

“Change in Law” means the occurrence after the date of this Agreement or, with respect to any Lender that becomes a party to this Agreement after the date hereof, such later date on which such Lender becomes a party to this Agreement of (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority (other than any such request, rule, guideline or directive that was in effect as of the date of this Agreement) made or issued after the date of this Agreement or, with respect to any Lender that becomes a party to this Agreement after the date hereof, such later date on which such Lender becomes a party to this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued

“Change of Control” means (a) the acquisition by any Person or two or more Persons acting in concert of beneficial ownership (within the meaning of Rule 13d-3 of the Commission) of 50% or more of the outstanding shares of voting stock of the Borrower or (b) a majority of the members of the Board of Directors of the Borrower on any date shall not have been (i) members of the Board of Directors of the Borrower on the date twelve (12) months prior to such date (the “Incumbent Board”) or (ii) approved by Persons who constitute at least a majority of the members of the Incumbent Board; provided that for purposes of this definition, any individual whose election or nomination to the Board of Directors of the Borrower was approved by at least a majority of the Incumbent Board as of the time of such election or nomination shall be deemed to be a member of the Incumbent Board.

“CI Lender” has the meaning assigned to such term in the definition of “Notice of Commitment Increase.”

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

“Co-Documentation Agents” means Bank of America, N.A., Citibank, N.A., The Royal Bank of Scotland plc, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., each in its capacity as a co-documentation agent for the Lenders hereunder, together with its successors in such capacity.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Agreement such Commission is not existing and performing the duties now assigned to it, then the body performing such duties at such time.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06, (b) reduced or increased (with such Lender’s consent) from time to time (i) pursuant to Section 2.09 and (ii) pursuant to assignments by or to such Lender pursuant to Section 9.04, (c) reduced or terminated pursuant to Section 9.13 or (d) terminated pursuant to Article VII. The initial amount of each Lender’s Commitment is set forth on Annex I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Commitments is $3,000,000,000.

“Commitment Increase” has the meaning assigned to such term in Section 2.09(a).

“Commitment Increase Effective Date” has the meaning assigned to such term in Section 2.09(a).

“Communications” has the meaning assigned to it in Section 9.01(d).

“Computation Date” has the meaning assigned to such term in Section 1.05.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consenting Lenders” has the meaning assigned to such term in Section 2.18(b).

“Consolidated Indebtedness” means, at any time, the indebtedness of the Borrower and its Subsidiaries, determined on a consolidated basis as of such time in accordance with GAAP, including, subject to clause (y) below, the principal amount of Hybrid Equity Securities to the extent that the principal amount thereof is treated as indebtedness in accordance with GAAP, excluding (x) any indebtedness of Borrower and its Subsidiaries with respect to which the lenders do not have recourse to Borrower for the payment of principal and interest, and (y) for purposes of determining the numerator in the capitalization ratio required by Section 5.01 only

(and not for purposes of the definition of Total Capital), any Hybrid Equity Securities to the extent that the principal amount thereof is less than or equal to the Hybrid Equity Securities Threshold Amount. As used in this definition, “Hybrid Equity Securities Threshold Amount” at any time means 15% of Total Capital at such time.

“Consolidated Stockholders’ Equity” means the par or stated value of the stock of Borrower plus additional paid-in capital plus retained earnings plus Hybrid Equity Securities to the extent that such Hybrid Equity Securities are either (a) treated as additions to consolidated stockholders’ equity in accordance with GAAP or (b) treated as indebtedness in accordance with GAAP (provided that the principal amount of such indebtedness in excess of the Hybrid Equity Securities Threshold Amount shall not be added to Consolidated Stockholders’ Equity), and plus or minus any other credits or debits to stockholders’ equity, all as shown on the consolidated balance sheet of Borrower and its Subsidiaries prepared in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract, or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Party” means the Administrative Agent, each Issuing Bank, each Swingline Lender or any other Lender.

“Default” means an event which with the giving of notice or the passage of time, or both, would constitute an Event of Default.

“Defaulting Lender” means any Lender (a) that has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, (b) that has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (c) that has failed, within two Business Days after request by a Credit Party or the Borrower, in each case acting in good faith, to provide a certification in writing in form and substance satisfactory to the Person making such request from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such requesting Person’s receipt of such certification in form and substance satisfactory to it, the Administrative Agent and the Borrower, (d) that has become the subject of a Bankruptcy Event, (e) that has assigned or transferred all or a part of its rights hereunder without the prior written consent of the Borrower, unless such assignment or transfer is made without the consent of the Borrower pursuant to Section 9.04(b)(i)(A), or (f) as to which a Bankruptcy Event with respect to its Lender Parent has occurred and is continuing or as to which any Swingline Lender or any Issuing Bank has a good faith belief that such Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, and in any such case, any Swingline Lender elects not to fund a

Swingline Loan or any Issuing Bank elects not to issue, amend or increase a Letter of Credit pursuant to the second to last paragraph of Section 2.21.

“Designated Currency” means (a) Euro, (b) Pounds Sterling, and (c) Yen.

“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in dollars, such amount and (b) with respect to any amount in any currency other than dollars, the equivalent in dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate with respect to such currency at the time in effect for such amount under the provisions of such Section.

“dollars” or “$” refers to lawful money of the United States of America.

“Effective Date” means the date upon which the conditions precedent set forth in Section 6.01 have been satisfied (or waived in accordance with the terms and conditions of Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and the Issuing Bank and any of its respective Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the failure of any Plan to meet the minimum funding standards under Section 412 of the Code or Section 302 of ERISA, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by the Borrower or any ERISA Affiliate from the Pension Benefit Guaranty Corporation or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of withdrawal liability under Section 4202 of ERISA, or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EURIBO Rate” means, with respect to any EURIBOR Borrowing for any Interest Period, the EURIBOR Screen Rate; provided that if any EURIBO Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“EURIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the EURIBO Rate.

“EURIBOR Screen Rate” has the meaning assigned to such term in the definition of “Screen Rate”.

“Euro” or “€”means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Rate” means on any day, for purposes of determining the Dollar Equivalent of any currency other than dollars, the rate at which such other currency may be exchanged into dollars at the time of determination on such day as set forth on the Reuters WRLD Page for such currency. In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such day for the purchase of dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 9.13) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Exempted Subsidiary” means a Subsidiary that (a) is an obligor with respect to Indebtedness incurred to finance a Project and (b) (i) holds no assets other than those related to a Project or (ii) is a direct equityholder in one or more such obligors and holds no assets other than (x) equity interests in one or more such obligors, (y) assets located in, or related to hydrocarbons or other property located in, Mozambique and (z) equity interests in one or more Persons holding no assets other than as described in clauses (x) and (y).

“Existing Credit Agreement” means that certain Revolving Credit Agreement dated as of September 2, 2010, among the Borrower, the lenders party thereto, and the agents referred to therein, as amended and supplemented from time to time.

“Existing Letters of Credit” means the letters of credit issued for the account of the Borrower under the Existing Credit Agreement and listed on Schedule III (such schedule to be delivered to the Administrative Agent on the Availability Date).

“Extension Effective Date” has the meaning assigned to such term in Section 2.18(b).

“Facility Fee” has the meaning assigned to such term in Section 2.04(a).

“Facility Fee Rate” means a rate per annum determined daily in accordance with the Pricing Schedule.

“Facility Maturity Date” means, at any time, the latest Maturity Date applicable to any Lender at such time, whether or not the Maturity Date of any other Lender is an earlier date at such time.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Payment Date” means with respect to the payment of Facility Fees, participation fees and fronting fees hereunder, each of the following days: (a) the third Business Day following the last day of each March, June, September and December, (b) on the Maturity Date with respect to any Lender; and (c) on the date on which the Commitments shall terminate or be reduced to zero as provided herein.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of the Borrower or any other officer or employee that any of the foregoing may, in accordance with the Borrower’s customary business practices, designate to act as a Financial Officer by notice to the Administrative Agent in accordance with this Agreement.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hybrid Equity Securities” means, on any date (the “determination date”), any securities issued by the Borrower or any Subsidiary or a financing vehicle of the Borrower or any Subsidiary, other than common stock, that meet the following criteria: (a)(i) the Borrower demonstrates that such securities were classified, at the time they were issued, as possessing a minimum of “intermediate equity content” by S&P or “Basket C equity credit” or “Basket D equity credit” by Moody’s (or the equivalent classifications then in effect by such agencies) and (ii) on such determination date, such securities are classified as possessing “intermediate equity content” by S&P or “Basket C equity credit” or “Basket D equity credit” by Moody’s (or the equivalent classifications then in effect by such agencies) and (b) such securities require no repayments or prepayments and no mandatory redemptions or repurchases, in each case, prior to at least 91 days after the later of the termination of the Commitments and the repayment in full of all obligations of the Borrower under this Agreement. As used in this definition, “mandatory redemption” shall not include conversion of a security into common stock and “Subsidiary” shall include the Western Gas Entities.

“Impacted Interest Period” has the meaning assigned to such term in the definition of “Screen Rate.”

“Indebtedness” means any indebtedness which (a) is for money borrowed, (b) represents the deferred purchase price of property or assets purchased, except trade accounts payable in the ordinary course of business, (c) is in respect of a capitalized lease, an advance payment or production payment (other than in respect of advance payments or production payments received in the ordinary course of business for hydrocarbons which must be delivered within 18 months after the date of such payment) or (d) is in respect of a guarantee of any of the foregoing obligations of another Person, provided that the amount of any indebtedness described in this clause (d) shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such guarantee is made (and after giving effect to any cap or other limitation on the guarantee by such Person in respect of such Indebtedness) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such guarantor is required to perform thereunder) as determined in accordance with GAAP.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.

“Indemnitee” has the meaning specified in Section 9.03(b).

“Index Debt” has the meaning assigned to such term in Schedule I.

“Ineligible Institution” has the meaning assigned to it in Section 9.04(b).

“Information” has the meaning assigned to such term in Section 9.12.

“Information Memorandum” means the Confidential Information Memorandum dated May 2014 relating to the Borrower and the Transactions.

“Interest Election Request” has the meaning assigned to such term in Section 2.10(h).

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any LIBOR Loan or EURIBOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Borrowing or a EURIBOR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at an interval of three months’ duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means with respect to any LIBOR Borrowing or EURIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, twelve months or any shorter period) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a LIBOR Borrowing or a EURIBOR Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving

Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded upward to four decimal places) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period for which the applicable Screen Rate is available for the applicable currency that is shorter than the Impacted Interest Period and (b) the applicable Screen Rate for the shortest period for which the applicable Screen Rate is available for the applicable currency that exceeds the Impacted Interest Period, in each case, as of the Specified Time on the Quotation Day for such Interest Period.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means each of JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Bank of America, N.A., Citibank, N.A., The Royal Bank of Scotland plc, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., in its capacity as an issuer of Letters of Credit hereunder, and any other Lender reasonably acceptable to the Administrative Agent that agrees to become an Issuing Bank hereto pursuant to the delivery of documentation in form and substance reasonably satisfactory to the Administrative Agent, and each successor in such capacity as provided in Section 2.05(i). An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit requested by the Borrower in accordance with this Agreement to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Judgment Currency” has the meaning set forth in Section 9.15.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit issued by such Issuing Bank.

“LC Exposure” means, at any time, (a) the sum of the Dollar Equivalents of the undrawn amounts of all outstanding Letters of Credit at such time plus (b) the sum of the Dollar Equivalents of the amounts of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be equal to its Applicable Percentage of the total LC Exposure at such time, adjusted to give effect to any reallocation under Section 2.21 of the LC Exposures of Defaulting Lenders in effect at such time.

“LC Fees” has the meaning assigned to such term in Section 2.04(b).

“LC Issuance Limit” means, for any Issuing Bank, the maximum aggregate amount specified for such Issuing Bank on Schedule V.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lenders” means the Persons listed on Annex I and any other Person that shall have become a party hereto pursuant to Section 2.09 or pursuant to an Assignment and Assumption,

other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes each Swingline Lender.

“Letter of Credit” means (a) each of the Existing Letters of Credit, and (b) any letter of credit issued pursuant to this Agreement.

“LIBO Rate” means, with respect to any LIBOR Borrowing for any Interest Period, the applicable LIBOR Screen Rate; provided that if any LIBO Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“LIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the Adjusted LIBO Rate.

“LIBOR Quoted Currency” means dollars, Pounds Sterling and Yen.

“LIBOR Screen Rate” has the meaning assigned to such term in the definition of “Screen Rate”.

“Loan Document(s)” means this Agreement, any Notes and each and every other agreement executed in connection with this Agreement.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Local Time” means (a) with respect to a Loan or Borrowing denominated in dollars or any Letter of Credit, New York City time and (b) with respect to a Loan or Borrowing denominated in Euro, Pounds Sterling or Yen, London time.

“Majority Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time. The Revolving Credit Exposure and unused Commitments of any Defaulting Lender shall be disregarded in determining the Majority Lenders at any time.

“Material Adverse Change” means any change occurring since December 31, 2013, in the consolidated financial position or results of operations of the Borrower and its Subsidiaries taken as a whole that has had or could reasonably be expected to have the effect of preventing the Borrower from carrying on its business or from meeting its current and anticipated obligations on a timely basis.

“Maturity Date” means as to any Lender, the later of (a) the date that is the fifth anniversary of the Availability Date, and (b) if maturity of the Loans is extended pursuant to Section 2.18 as to such Lender, such extended maturity date as determined pursuant to Section 2.18, it being understood and agreed that any such maturity shall not be deemed extended for any Lender that has not consented to such extension.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in section 3(37) or 4001(a)(3) of ERISA to which, (a) the Borrower, a Subsidiary, or an ERISA Affiliate is making contributions or is required to make contributions, or (b) the Borrower, a Subsidiary or an ERISA Affiliate within the last six (6) years has made contributions or been required to make contributions.

“New Funds Amount” means the amount equal to the product of a CI Lender’s Commitment represented as a percentage of the aggregate total Commitments after giving effect to the Commitment Increase times the aggregate Principal Amount of the outstanding Revolving Loans immediately prior to giving effect to the Commitment Increase, if any, as of a Commitment Increase Effective Date (without regard to any increase in the aggregate Principal Amount of Revolving Loans as a result of any Revolving Borrowings made after giving effect to the Commitment Increase on such Commitment Increase Effective Date).

“Non-Consenting Lender” means any Lender that (a) does not approve any consent, waiver or amendment that requires the approval of each Lender, all affected Lenders or any other class or group of Lenders in accordance with the terms of Section 9.02(b) (other than the Majority Lenders) and has been approved by the Majority Lenders (such Lender, an “Amendment Non-Consenting Lender”) or (b) fails to agree to extend the Facility Maturity Date pursuant to Section 2.18 if the requisite Consenting Lenders have agreed to do so.

“Note” means any promissory note of the Borrower payable to a Lender or its registered assigns permitted hereunder in substantially the form attached hereto as Exhibit A.

“Notice of Commitment Increase” means a notice in the form of Exhibit C specifying (x) the proposed effective date of a Commitment Increase; (y) the amount of the requested Commitment Increase; (z) the amount of such Commitment Increase agreed to by each then existing Lender and evidence of such agreement reasonably satisfactory to the Administrative Agent, such Lender and the Borrower; (xx) the identity of each financial institution not already a Lender, which has agreed with the Borrower to become a Lender to effect such Commitment Increase (each such financial institution shall be reasonably acceptable to the Administrative Agent and each such financial institution being a “CI Lender”), accompanied by evidence reasonably satisfactory to the Administrative Agent, such CI Lender and the Borrower of such CI Lender’s agreement thereto and its joinder to this Agreement; and (yy) the amount of the respective Commitments of the then existing Lenders and any such CI Lenders from and after the Commitment Increase Effective Date.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 9.13).

“Participant” has the meaning assigned to it in Section 9.04(c)(i).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate

“Pounds Sterling” or “£” means the lawful money of the United Kingdom.

“Pricing Schedule” means the schedule attached hereto as Schedule I and identified as such.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Amount” means the outstanding principal amount of any Loan.

“Principal Property” means as defined in the Public Indenture.

“Project” means a Mozambique LNG project.

“Public Indenture” means the Indenture, dated as of September 19, 2006, between the Borrower and The Bank of New York, as Trustee.

“Quotation Day” means, with respect to any Borrowing for any Interest Period, (a) if the currency is Pounds Sterling, the first day of such Interest Period, (b) if the currency is dollars or Yen, two Business Days prior to the commencement of such Interest Period, and (c) if the currency is Euro, two Target Days prior to the commencement of such Interest Period; unless, in each case, market practice differs in the Relevant Intrabank Market, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in such

Relevant Intrabank Market (and if quotations would normally be given on more than one day, then the Quotation Day will be the last of those days).

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Reducing Percentage Lender” means each then existing Lender immediately prior to giving effect to a Commitment Increase, which Lender shall not increase its respective Commitment in connection with such Commitment Increase (with the result that the relative percentage of the aggregate total Commitments of such Lender shall be reduced after giving effect to such Commitment Increase).

“Reduction Amount” means the amount by which a Reducing Percentage Lender’s outstanding Revolving Loans decrease as a result of a Commitment Increase on any Commitment Increase Effective Date (without regard to the effect of any Revolving Borrowings made on such Commitment Increase Effective Date after giving effect to the Commitment Increase).

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) supplied to the Administrative Agent at its request by the Reference Banks (as the case may be) as of the Specified Time on the Quotation Day for Loans in the applicable currency and the applicable Interest Period:

(a) in relation to EURIBOR Loans, as the rate which the relevant Reference Bank assesses to be the rate at which Euro interbank term deposits in Euro and for the relevant period are offered for spot value (T+2) by one prime bank to another prime bank within the EMU zone; and

(e) in relation to Loans in any currency other than Euro, as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers in reasonable market size in that currency and for that period.

“Reference Banks” means such banks as may be appointed by the Administrative Agent in consultation with the Borrower; provided that at least three Reference Banks shall be appointed; provided, further, that no Lender shall be obligated to be a Reference Bank without its consent.

“Register” has the meaning assigned to such term in Section 9.04(b)(iii).

“Related Parties” means with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, advisors and agents of such Person and such Person’s Affiliates.

“Relevant Interbank Market” means (a) with respect to any LIBOR Quoted Currency, the London interbank market and (b) with respect to Euro, the European interbank market.

“Revolving Commitment Termination Date” means the earliest of:

(a) the Facility Maturity Date;

(b) the date on which the Commitments are terminated in full or reduced to zero pursuant to Section 2.06; and

(c) the date on which the Commitments otherwise are terminated in full and reduced to zero pursuant to Article VII.

Upon the occurrence of any event described in clause (a), (b) or (c), the Commitments shall terminate automatically and without any further action.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of (a) the Dollar Equivalents of the Principal Amount of such Lender’s Revolving Loans, (b) such Lender’s LC Exposure and (c) such Lender’s Swingline Exposure at such time.

“Revolving Loan” means any Loan made by the Lenders pursuant to Section 2.01(a).

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state in which the Borrower or any of its Subsidiaries operates or conducts business, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled (to the knowledge of the Borrower) by any such Person.

“Sanctions” economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Screen Rate” means, with respect to (a) any LIBOR Borrowing in any LIBOR Quoted Currency and for any applicable Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for such LIBOR Quoted Currency for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (the “LIBOR Screen Rate”) as of the Specified Time on the Quotation Day for such Interest Period; and (b) any EURIBOR Borrowing and for any applicable Interest Period, the rate per annum determined by the Banking Federation of the European Union for Euro for a period equal in length to such Interest Period appearing on the applicable page of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion (the “EURIBOR Screen Rate”) as of the Specified Time on the Quotation Day for such Interest Period; provided, that, if a LIBOR Screen Rate or a EURIBOR Screen Rate, as applicable, shall not be available at the applicable time for the applicable Interest Period (the “Impacted Interest Period”), then the Screen Rate for such currency and Interest Period shall be the Interpolated Rate, subject to Section 2.17; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Significant Subsidiary” means any Subsidiary that is a “significant subsidiary” (as defined in Regulation S-X of the Commission under the Securities and Exchange Act of 1934) of the Borrower.

“Specified Time” means (i) in in relation to a LIBOR Loan in a LIBOR Quoted Currency, as of 11:00, London time and (ii) in relation to a EURIBOR Loan in Euro, as of 11:00 a.m. Brussels time.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board, the Financial Services Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in the applicable currency, expressed in the case of each such requirement as a decimal. Such reserve, liquid asset, fees or similar requirements shall, in the case of dollar denominated Loans, include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset, fee or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D of the Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower; provided that the Western Gas Entities shall be deemed not to be Subsidiaries of the Borrower except (a) to the extent that the

Western Gas Entities are required by GAAP to be consolidated with the Borrower, the Western Gas Entities shall constitute Subsidiaries of the Borrower for the purposes of Section 5.01 (and, for the avoidance of doubt, they shall be included as Subsidiaries in the definitions of “Consolidated Indebtedness, “Consolidated Stockholders’ Equity” and “Total Capital” for such purposes) and (b) for the purposes of the definition of “Total Assets” contained in Section 5.02.

“Swingline Exposure” means, at any time, the aggregate Principal Amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time, adjusted to give effect to any reallocation under Section 2.21 of the Swingline Exposures of Defaulting Lenders in effect at such time.

“Swingline Lender” means each of JP Morgan Chase Bank, N.A. and Wells Fargo Bank, National Association, in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.20. All Swingline Loans shall be denominated in dollars.

“Syndication Agent” means Wells Fargo Bank, National Association, in its capacity as syndication agent for the Lenders hereunder, together with its successors in such capacity.

“Target Days” means any day on which TARGET2 is open.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Assets” has the meaning assigned to such term in Section 5.02.

“Total Capital” has the meaning assigned to such term in Section 5.01.

“Transactions” means the execution, delivery, and performance by the Borrower of this Agreement, the borrowing of the Loans, the use of the proceeds thereof, and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the LIBO Rate, the EURIBO Rate or the Alternate Base Rate.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.16(f)(ii)(B)(3).

“USA Patriot Act” has the meaning assigned to such term in in Section 9.14.

“Western Gas Entities” means Western Gas Equity Partners, LP, Western Gas Partners, LP and their respective subsidiaries.

“Yen” or “¥” refers to the lawful currency of Japan.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Revolving Loan” or “Revolving Borrowing”) or by Type (e.g., a “LIBOR Loan” or “LIBOR Borrowing”) or by Class and Type (e.g., a “LIBOR Revolving Loan” or “LIBOR Revolving Borrowing”).

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, amendments and restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (g) in the computation of periods of time herein from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” mean “to but excluding” and the word “through” means “to and including”.

Section 1.04 Accounting Terms. All accounting terms not specifically defined herein shall be construed in each case in accordance with GAAP as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that Lenders holding greater than 66.67% of the total Commitments then outstanding request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Section 1.05 Exchange Rates; Currency Equivalents.

(a) The Administrative Agent shall determine the Dollar Equivalent of all outstanding Borrowings and LC Exposure (and including any proposed Borrowing or Letter of Credit to be issued, amended, extended or renewed as of such date, as applicable, in the case of the following clauses (i) and (ii)): (i) as of the date of the commencement of the initial Interest Period of any Borrowing and as of the date of the commencement of each subsequent Interest Period therefor (including on the date of conversion or continuation of any such Borrowing); (ii) as of the date that any Letter of Credit is issued, amended to increase its face amount, extended or renewed; (iii) as of the last Business Day of each calendar quarter; (iv) as of each Commitment Increase Effective Date; (v) as of any Extension Effective Date; and (vi) during the continuation of an Event of Default, on any Business Day elected by the Administrative Agent in its discretion or upon instruction by the Majority Lenders, in each case, using the Exchange Rate for the relevant currencies in relation to dollars in effect on the date that is two Business Days prior to such date, and each such amount shall be the Dollar Equivalent of such Borrowings and LC Exposure until the next required calculation thereof pursuant to this Section 1.05.

Each day upon or as of which the Administrative Agent determines Dollar Equivalents as described in this Section 1.05(a) is herein referred to as a “Computation Date”.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent to appropriately reflect a change in currency of any country and any relevant market convention or practice relating to such change in currency.

ARTICLE II

AMOUNT AND TERMS OF LOANS

Section 2.01 Loans.

(a) Subject to the terms and conditions set forth herein, each Lender agrees (i) to make Revolving Loans denominated in dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (A) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (B) the total Revolving Credit Exposures exceeding the total Commitments; and (ii) to make Revolving Loans denominated in Euro, Pounds Sterling and Yen to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (A) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment, (B) the total Revolving Credit Exposures exceeding the total Commitments or (C) the Aggregate Designated Currency Revolving Exposure exceeding the Aggregate Designated Currency Revolving Sublimit. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

(b) Each Revolving Loan shall be made only during the Availability Period as part of a Revolving Borrowing consisting of Revolving Loans of the same Type and currency made by the Lenders ratably in accordance with their Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(c) Subject to Section 2.17, each Revolving Borrowing shall be comprised (i) in the case of Revolving Borrowings denominated in dollars, entirely of ABR Loans or LIBOR Loans as the Borrower may request in accordance herewith, (ii) in the case of Revolving Borrowings denominated in Euro, entirely of EURIBOR Loans and (iii) in the case of Revolving Borrowings denominated in Pounds Sterling or Yen, entirely of LIBOR Loans. Each Swingline Loan shall be denominated in dollars and shall bear interest as provided in Section 2.10(d). Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement or create or increase any obligation of the Borrower not otherwise arising, or arising in such increased amount, under Section 2.14.

(d) At the commencement of each Interest Period for any LIBOR Revolving Borrowing or EURIBOR Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $5,000,000 and not less than $5,000,000. Borrowings of more than one Type, Class and currency may be outstanding at the same time; provided that there shall not at any time be more than a total of ten LIBOR Revolving Borrowings and EURIBOR Revolving Borrowings in the aggregate outstanding.

(e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Facility Maturity Date.

Section 2.02 Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal and accrued interest amount of each Revolving Loan of such Lender on the Maturity Date in respect of such Lender in the currency of such Revolving Loan, and (ii) to each Swingline Lender the then unpaid Principal Amount of each Swingline Loan made by such Swingline Lender on the earlier of the Facility Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding; provided further, that all Loans shall be paid on such earlier date upon which the maturity of the Loans shall have been accelerated pursuant to Article VII.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.02 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it to the Borrower be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns permitted hereunder) in substantially the form attached hereto as Exhibit A. Thereafter, the Loans evidenced by such Note and interest thereon shall, at all times (including after assignment pursuant to Section 9.04), be represented by one or more Notes in such form payable to the payee named therein (or to such payee and its registered assigns permitted hereunder).

(f) Each Lender is authorized to and shall endorse the date, the Class, the Type and amount of each Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to the same or another Type, and the date and amount of each payment of principal with respect thereto on the schedule annexed to and constituting a part of its Note from the Borrower. No failure to make or error in making any such endorsement as authorized hereby shall affect the validity of the obligations of the Borrower to repay the unpaid Principal Amount of the Loans made to the Borrower with interest thereon as provided in Section 2.10 or the validity of any payment thereof made by the Borrower. Each Lender shall, at the request of the Borrower, deliver to the Borrower copies of the Borrower’s Note and the schedules annexed thereto.

Section 2.03 Procedure for Borrowing. The Borrower may borrow Revolving Loans on any Business Day; provided that the Borrower shall notify the Administrative Agent by telephone of the Borrowing (the “Borrowing Request”) (a) in the case of a LIBOR Borrowing or a EURIBOR Borrowing, not later than 10:00 a.m., Local Time, three (3) Business Days prior to the Borrowing Date or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time on the Borrowing Date. Each telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01:

(i) the aggregate amount of the requested Borrowing;

(ii) the Borrowing Date, which shall be a Business Day;

(iii) whether the Borrowing is to be an ABR Borrowing, a LIBOR Borrowing or a EURIBOR Borrowing (in each case stating the amounts and currency requested);

(iv) in the case of a LIBOR Borrowing or EURIBOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the account to which funds are to be disbursed, which shall comply with the requirements of Section 2.12.

If no election as to the Type of Borrowing is specified, then if the specified currency of such Borrowing is (a) dollars, then the requested Borrowing shall be an ABR Borrowing, (b) Euro, then the requested Borrowing shall be a EURIBOR Borrowing and (c) Pounds Sterling or Yen, then the requested Borrowing shall be a LIBOR Borrowing. If no Interest Period is specified with respect to any requested LIBOR Borrowing or EURIBOR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. If no currency is specified with respect to any requested Revolving Borrowing, the Borrower shall be deemed to have specified dollars. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. Each Lender will make the amount of its pro rata share of each Borrowing available to the Administrative Agent for the account of the Borrower in accordance with Section 2.12. The proceeds of each such Borrowing of Revolving Loans will be made available to the Borrower by the Administrative Agent in accordance with Section 2.12.

Section 2.04 Facility Fees and LC Fees.

(a) Subject to Section 2.04(c), the Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee from the Availability Date to, but not including, the Revolving Commitment Termination Date, computed at the Facility Fee Rate on the daily amount of the Commitment of such Lender (whether used or unused) (the “Facility Fee”); provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such Facility Fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Commitment terminates to, but not including, the date on which such Lender ceases to have any Revolving Credit Exposure.

(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit,

which shall accrue at the same rate as the Applicable Rate with respect to LIBOR Revolving Loans on the average daily amount of such Lender’s LC Exposure to the Borrower (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Availability Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Availability Date to but excluding the later of the date of termination of such Lender’s Commitment and the date on which there ceases to be any LC Exposure with respect to Letters of Credit issued by such Issuing Bank, as well as each Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder (collectively, the “LC Fees”).

(c) If any Lender shall become a Defaulting Lender, then, notwithstanding Section 2.04(a) and Section 2.04(b) above and without prejudicing any right or remedy that the Borrower may have with respect to, on account of, arising from or relating to any event pursuant to which such Lender shall be a Defaulting Lender, no Facility Fee shall accrue for the account of such Lender from and after the date upon which such Lender shall have become a Defaulting Lender (for so long as such Lender is a Defaulting Lender).

(d) Accrued Facility Fees payable to any Lender shall be payable in arrears on each Fee Payment Date, commencing on the first Fee Payment Date to occur after the Availability Date. Accrued participation fees and fronting fees shall be payable in arrears on each Fee Payment Date, commencing on the first Fee Payment Date to occur after the Availability Date, and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this Section shall be payable within 10 days after demand. All accrued Facility Fees and LC Fees payable to any Lender which are not paid on or before the Maturity Date with respect to such Lender shall be due and payable on demand. All Facility Fees, participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(e) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(f) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the relevant Issuing Bank, in the case of fees payable to it) for distribution, in the case of Facility Fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

Section 2.05 Letters of Credit.

(a) Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit denominated in dollars, Euro, Pounds Sterling or Yen, as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period; provided that no Issuing Bank shall be obligated to issue any Letter of Credit that would result in the aggregate undrawn or drawn and unreimbursed amount of Letters of Credit outstanding issued by such Issuing Bank to exceed its LC Issuance Limit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, no Issuing Bank shall have any obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory, that at the time of such funding is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement.

(b) To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the relevant Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event in no event less than three Business Days unless otherwise agreed by the applicable Issuing Bank) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.05(c)), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by an Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension and the continuation of an Existing Letter of Credit hereunder by the deemed issuance thereof hereunder (i) the LC Exposure shall not exceed $750,000,000, (ii) the total Revolving Credit Exposures shall not exceed the total Commitments, (iii) the Aggregate Designated Currency Revolving Exposure shall not exceed the Aggregate Designated Currency Revolving Sublimit, and (iv) the requested Letter of Credit shall not result in the relevant Issuing Bank having outstanding Letters of Credit in an aggregate undrawn or drawn and unreimbursed amount in excess of such Issuing Bank’s LC Issuance Limit; provided that the Issuing Bank shall not issue, amend, renew or extend any Letter of Credit if the Issuing Bank shall have received written notice (which has not been rescinded) from the Administrative Agent or any Lender that any applicable condition precedent to the issuance, amendment, renewal or extension of such Letter of Credit has not been satisfied at the requested time of issuance, amendment, renewal or extension of such Letter of Credit. Each Issuing Bank agrees that it shall not permit any issuance, amendment, renewal or extension of a Letter of Credit (other than a Letter of Credit that by its terms, extends or renews automatically) to occur unless it shall have given to the Administrative Agent written notice thereof required under Section 2.05(l).

(c) Each Letter of Credit shall by its terms expire at or prior to the close of business on the date selected by the Borrower, which shall not be later than the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension), and (ii) the date that is five (5) Business Days prior to the Facility Maturity Date at such time; provided that, if the Borrower requests, any Letter of Credit with a one-year tenor may provide for the automatic renewal thereof for additional one-year periods (which, in no event, shall extend beyond the date referred to in clause (ii) of this paragraph (c)); provided further that no Letter of Credit may expire after (x) the Maturity Date of any Lender who did not agree to extend the Facility Maturity Date in accordance with Section 2.18 if, after giving effect to such issuance, the aggregate Commitments of the Consenting Lenders (including any replacement Lenders) for the period following such Maturity Date would be less than the aggregate undrawn or drawn and unreimbursed amount of the Letters of Credit expiring after such Maturity Date or (y) the Maturity Date of the Issuing Bank of such Letter of Credit.

(d) By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and the continuation hereunder of each of the Existing Letters of Credit by the deemed issuance thereof hereunder and without any further action on the part of an Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, in the currency of the applicable Letter of Credit, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.05(e), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or an Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement, in the currency thereof, not later than 12:00 noon, Local Time, on (i) the Business Day that the Borrower receives a notice of such LC Disbursement from the Administrative Agent, if such notice is received prior to 10:00 a.m., Local Time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives a notice of such LC Disbursement from the Administrative Agent, if such notice is not received prior to such time on the day of receipt; provided that, with respect to any such payment owing by the Borrower prior to the Revolving Commitment Termination Date, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 (or Section 2.20 in the case of a Swingline Loan) that such payment be financed with an ABR Revolving Borrowing or a Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan; provided further that in the event that the Borrower makes such request to finance such payment through an ABR Revolving Borrowing or a Swingline Loan, if the Borrower delivers the applicable borrowing request at or prior to the deadline set forth in Section 2.03 or 2.20, as applicable, such payment shall be deemed to have been so financed at or prior to 12:00 noon, Local Time, on the date of such request. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment in the currency then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent in the currency of such LC Disbursement its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.12 with respect to Loans made by such Lender (and Section 2.12 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by the Administrative Agent from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) To the extent permitted by law, the Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.05(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. To the extent permitted by law, none of the Administrative Agent, the Lenders, or the Issuing Banks, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of an Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the parties hereto to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. To the extent permitted by law, the parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date specified in Section 2.05(e), the unpaid amount thereof shall bear interest, for each day from and including the date such reimbursement is due pursuant to Section 2.05(e) to but excluding the date that the Borrower reimburses such LC Disbursement, (i) in the case of any LC Disbursement denominated in dollars, at the rate per annum then applicable to ABR Revolving Loans and (ii) in the case of an LC Disbursement denominated in Euro, Pounds Sterling or Yen, a rate per annum determined by such Issuing Bank (which determination will be conclusive absent manifest error) to represent its cost of funds plus the Applicable Rate used to determine interest applicable to LIBOR Revolving Loans and EURIBOR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to Section 2.05(e), then the provisions of Section 2.10(e) pertaining to interest payable on overdue principal shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.05(e) to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter, and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of any Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) (i) If any Event of Default shall occur and be continuing, on the third Business Day following the date that the Borrower receives notice from Lenders with LC Exposure representing greater than 66 2/3% of the total LC Exposure or, if the maturity of the Loans has been accelerated, from the Administrative Agent or the Majority Lenders, demanding the deposit of cash collateral pursuant to this paragraph, and (ii) on the Business Day that the Borrower receives notice from either the Administrative Agent acting alone or the Majority Lenders demanding deposit of cash collateral pursuant to Section 2.08(c) (or, if such notice is received on a day other than a Business Day, on the next Business Day following receipt of such notice), the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash (in the applicable currency) equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 7.01(f) or Section 7.01(g). The Borrower shall also deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.08 or Section 2.21. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made in certificates of deposits of the Administrative Agent or securities backed by the full faith and credit of the United States of America, at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Monies in such account shall be applied by the Administrative Agent to reimburse each applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Majority Lenders), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within two (2) Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.08(c) as a result of the Aggregate Designated Currency Revolving Exposure exceeding the Aggregate Designated Currency Revolving Sublimit, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower to the extent that, after giving effect to such return, the Aggregate Designated Currency Revolving Exposure would not exceed the Aggregate Designated Currency Revolving Sublimit, the total Revolving Credit Exposures would not exceed the total Commitment and no Event of Default shall have occurred and be continuing.

(k) The Existing Letters of Credit shall automatically be deemed to have been issued under this Agreement as of the Availability Date, and except as otherwise indicated

herein, the terms and provisions of the Existing Credit Agreement shall thereafter have no force or effect with respect thereto.

(l) Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date, currency and amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

Section 2.06 Reduction or Termination of Commitments. Unless previously terminated, the Commitments shall terminate on the Revolving Commitment Termination Date. The Borrower shall have the right, upon not less than two (2) Business Days’ notice to the Administrative Agent, to terminate the Commitments or, from time to time, reduce the amount of the Commitments; provided, however, that the Borrower shall not terminate or reduce any Commitment if, after giving effect to any concurrent repayment of the Loans in accordance with Section 2.07 and Section 2.08 the total Revolving Credit Exposures would exceed the total Commitments. Any reduction shall be accompanied by prepayment of the Loans to the extent, if any, that the total Revolving Credit Exposures then outstanding exceeds the total Commitments as then reduced (and if after Loans are prepaid, any such excess remains as a result of LC Exposure, the Borrower shall provide cash collateral in the relevant currencies to cover any such excess caused by LC Exposure). Any termination of the Commitments shall be accompanied by prepayment in full of the Loans then outstanding and the payment of any unpaid interest accrued thereon and fees then accrued hereunder and other amounts then due and payable hereunder to or for the accounts of Lenders, including, without limitation, such amounts required pursuant to Section 2.19). Each notice delivered by the Borrower pursuant to this Section shall be irrevocable (unless otherwise agreed to by the Administrative Agent); provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. Any partial reduction shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and shall reduce permanently the total amount of the Commitments, together with a corresponding reduction in the aggregate amount of each Lender’s applicable Commitment. The Commitments once terminated or reduced may not be reinstated. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their Commitments

(except for in connection with the termination of this Agreement as to any Lender pursuant to Section 9.13).

Section 2.07 Optional Prepayments.

(a) The Borrower may, at its option, as provided in this Section 2.07, at any time and from time to time prepay any Borrowing, in whole or in part, upon notice to the Administrative Agent (and, in the case of prepayments of Swingline Loans, the relevant Swingline Lender), by telephone (confirmed by telecopy) (i) in the case of prepayment of a LIBOR Borrowing or a EURIBOR Borrowing, not later than 10:00 a.m., Local Time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 4:00 p.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 4:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable (unless otherwise agreed to by the Administrative Agent) and shall specify the prepayment date and the Principal Amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06. Promptly following receipt of any such prepayment notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. All prepayments pursuant to this Section 2.07 shall include accrued interest on the amount prepaid to the date of prepayment and, in the case of prepayments of LIBOR Borrowings or EURIBOR Borrowings, any amounts payable pursuant to Section 2.19. The Loans shall also be subject to prepayment as provided in Section 2.06, Section 2.08 and Section 9.13.

(b) Partial optional prepayments pursuant to this Section 2.07 shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.01. All prepayments of Loans pursuant to this Section 2.07 shall be without the payment by the Borrower of any premium or penalty except for amounts payable pursuant to Section 2.19.

Section 2.08 Mandatory Prepayments.

(a) If at any time the total Revolving Credit Exposures exceeds the total Commitments, the Borrower shall prepay the Loans in an amount equal to such excess.

(b) If on any Computation Date, the Aggregate Designated Currency Revolving Exposure exceeds the Aggregate Designated Currency Revolving Sublimit, the Borrower shall prepay Revolving Borrowings denominated in Euro, Pounds Sterling or Yen in an aggregate amount sufficient to eliminate such excess. The Borrower shall be obligated to make such prepayment (and/or deposit of cash collateral as provided in Section 2.08(c), as applicable) within five (5) Business Days of written demand from the Administrative Agent.

(c) If, after all Loans have been prepaid pursuant to this Section 2.08, any such excess remains as a result of LC Exposure, the Borrower shall provide cash collateral in the relevant currencies to cover any such excess caused by LC Exposure. Each prepayment of Loans pursuant to this Section 2.08 shall be accompanied by payment of accrued interest on the amount prepaid to the date of prepayment and, in the case of prepayments of LIBOR Loans or EURIBOR Loans, any amounts payable pursuant to Section 2.19.

Section 2.09 Commitment Increases.

(a) So long as no Default or Event of Default has occurred and is continuing, the Borrower may request from time to time, that the aggregate amount of the Commitments be increased (each a “Commitment Increase”) by delivering a Notice of Commitment Increase; provided, however, that:

(i) no Lender’s Commitment may ever be increased without its prior written consent;

(ii) any Notice of Commitment Increase must be given no later than three (3) Business Days prior to the Revolving Commitment Termination Date;

(iii) the effective date of any Commitment Increase (the “Commitment Increase Effective Date”) shall be no earlier than three (3) Business Days after receipt by the Administrative Agent of such Notice of Commitment Increase;

(iv) the amount of any Commitment Increase must be at least $10,000,000; and

(v) after giving effect to any requested Commitment Increase, the aggregate amount of the Commitments shall not exceed $4,000,000,000.

(b) On each Commitment Increase Effective Date, so long as no Default or Event of Default has occurred and is continuing, each of the conditions set forth in Section 6.03 are satisfied as of such Commitment Increase Effective Date and no Material Adverse Change shall exist as of such date, each Commitment Increase shall become effective on its Commitment Increase Effective Date and upon such effectiveness:

(i) the Administrative Agent shall record in the Register each CI Lender’s information, if necessary, as provided in the Notice of Commitment Increase and pursuant to an Administrative Questionnaire that shall be completed and delivered by each CI Lender to the Administrative Agent on or before the Commitment Increase Effective Date;

(ii) the Administrative Agent shall distribute to each Lender (including each CI Lender) a copy of the Annex I attached to the Notice of Commitment Increase relating to such Commitment Increase;

(iii) each CI Lender identified on the Notice of Commitment Increase for such Commitment Increase shall be a “Lender” for all purposes under this Agreement;

(iv) to the extent there are Revolving Loans outstanding as of such date:

(A) each CI Lender shall, by wire transfer of immediately available funds, deliver to the Administrative Agent such CI Lender’s New Funds Amount for the applicable Commitment Increase Effective Date, which amount, for each such CI Lender, shall constitute Revolving Loans made by such CI Lender to the Borrower pursuant to this Agreement on such Commitment Increase Effective Date; and

(B) the Administrative Agent shall, by wire transfer of immediately available funds, pay to each then Reducing Percentage Lender its Reduction Amount for such Commitment Increase Effective Date, which amount, for each such Reducing Percentage Lender, shall constitute a prepayment by the Borrower pursuant to Section 2.07, ratably in accordance with the respective Principal Amounts thereof, of the Principal Amounts of all then outstanding Revolving Loans of such Reducing Percentage Lender; and

(v) To the extent there is any Letter of Credit outstanding as of such Commitment Increase Effective Date, each CI Lender shall be deemed to have acquired, and each Reducing Percentage Lender shall be deemed to transferred, such portions of the existing participations in such Letter of Credit as shall cause the participations therein of all Lenders to be pro rata in accordance with the Applicable Percentages of all Lenders on such Commitment Increase Effective Date (after giving effect to the Commitment Increases of all Lenders).

Section 2.10 Interest.

(a) The Principal Amount of the Loans comprising each LIBOR Revolving Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(b) The Principal Amount of the Loans comprising each EURIBOR Revolving Borrowing shall bear interest at the EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) The Principal Amount of the Loans comprising each ABR Revolving Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(d) The Principal Amount of each Swingline Loan shall bear interest at a rate per annum equal to the rate determined for such Swingline Loan as provided in Schedule IV.

(e) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (c) of this Section.

(f) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (e) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBOR Loan or EURIBOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(g) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBOR Borrowing or a EURIBOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type (provided that LIBOR Borrowings or EURIBOR Borrowings denominated in a Designated Currency may not be converted to ABR Borrowings) or to continue such Borrowing for an additional Interest Period (and, in the case of a LIBOR Borrowing or a EURIBOR Borrowing, may elect Interest Periods therefor), all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall then and thereafter be considered a separate Borrowing. This Section, as it refers to Types of Loans, shall not apply to Swingline Loans, which may not be converted or continued.

(h) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election (the “Interest Election Request”) by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(i) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing, a LIBOR Borrowing or a EURIBOR Borrowing; and

(iv) if the resulting Borrowing is a LIBOR Borrowing or a EURIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

(j) If any such Interest Election Request requests a LIBOR Borrowing or a EURIBOR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(k) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(l) If the Borrower fails to deliver a timely Interest Election Request with respect to a LIBOR Borrowing or a EURIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be (i) in the case of a LIBOR Borrowing denominated in dollars, converted to an ABR Borrowing, (ii) in the case of a LIBOR Borrowing denominated in Pounds Sterling or Yen or a EURIBOR Borrowing, continued as a LIBOR Borrowing (or a EURIBOR Borrowing, in the case of a Revolving Borrowing denominated in Euro) for an additional Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Lenders, so notifies the Borrower, then, so long as such Event of Default is continuing (i) no outstanding Borrowing denominated in dollars may be continued as a LIBOR Borrowing, (ii) unless repaid, each LIBOR Borrowing denominated in dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each LIBOR Borrowing or EURIBOR Borrowing denominated in Euro, Pounds Sterling or Yen shall be continued as a LIBOR Borrowing or a EURIBOR Borrowing, as applicable, with an Interest Period of one month’s duration at the end of the Interest Period applicable thereto.

Section 2.11 Computation of Interest and Fees.

(a) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on Borrowings denominated in Pounds Sterling and (ii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall each be computed on the basis of a year of 365 days (or, in the case of ABR Borrowings, 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, LIBO Rate, Adjusted LIBO Rate or EURIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall notify the Borrower and the Lenders of each determination of a LIBO Rate, Adjusted LIBO Rate or EURIBO Rate and of the interest rate applicable to each Swingline Loan. The Administrative Agent shall notify the Borrower and the Lenders of the effective date and the amount of each change in the Alternate Base Rate.

(b) The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the computations used by the Administrative Agent in determining any interest rate pursuant to Section 2.11(a).

Section 2.12 Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed Borrowing Date thereof by wire transfer of immediately available funds in the applicable currency by 12:00 p.m., Local Time (or, in the case of an ABR Borrowing, 4:00 p.m., Local Time), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.20. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.12(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then each such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the cost incurred by the Administrative Agent for making such Lender’s share of such Borrowing and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.13 Pro Rata Treatment and Payments Generally.

(a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, Section 2.16 or Section 2.19, or otherwise) at or prior to the time expressly required hereunder for such payment (or, if no such time is expressly required, prior to 4:00 p.m., Local Time), on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent, to such account as may be specified by the Administrative Agent (provided that the Administrative Agent shall provide at least five (5) Business Days’ notice prior to any change to such account (unless the Borrower otherwise agrees in writing)), except payments to be made directly to an Issuing Bank or a Swingline Lender as expressly provided herein and except that payments pursuant to Section 2.14, Section 2.16 or Section 2.19 and Section 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan or LC Disbursement shall be made in the currency of such Loan or LC Disbursement; all other payments hereunder shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender (other than, in the case of Swingline Loans, the Swingline Lenders), then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements with respect to the LC Exposure and Swingline Loans with respect to the Swingline Exposure of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or Participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the

Lenders or any Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or an Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the cost incurred by the Administrative Agent for making such distributed amount and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d), Section 2.05(e), Section 2.09(b), Section 2.12(b), Section 2.13(d), Section 2.20(c) or Section 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clause (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

Section 2.14 Increased Cost of Loans.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate, LIBO Rate or EURIBO Rate) or any Issuing Bank;

(ii) impose on any Lender or any Issuing Bank or the London interbank market or the European interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any LIBOR Loan or EURIBOR Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered; provided, however that the foregoing shall not apply to any capital adequacy or liquidity requirement imposed solely by reason of any business combination effected after the date hereof.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 shall be delivered to the Borrower and shall be prima facie evidence of the amount of such payment. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within thirty (30) days after receipt thereof. Notwithstanding the foregoing, no Lender or Issuing Bank shall be entitled to seek compensation pursuant to this Section 2.14 unless the certificate referred to in this clause (c) shall (i) state that it is the general practice of such Lender or Issuing Bank at the time to seek compensation under similar circumstances from other similarly situated borrowers (to the extent such Lender or Issuing Bank has the right under such similar credit facilities to do so) and (ii) set forth in reasonable detail the manner in which such amount or amounts were determined.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) If any Lender requests compensation under this Section 2.14, or such Lender determines it can no longer make or maintain Loans in any Designated Currency under this Agreement, or to charge interest rates based upon the LIBO Rate, the Adjusted LIBO Rate or EURIBO Rate as contemplated by this Agreement pursuant to Section 2.15, or requires the

Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or Section 2.16, as the case may be, in the future, or mitigate the impact of Section 2.15, as the case may be, and (ii) would not subject such Lender to any unreimbursed out of pocket cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 2.15 Illegality. Notwithstanding anything herein contained, if any Lender shall make a good faith determination that a change in any applicable law or regulation after the date of this Agreement or in the interpretation thereof after the date of this Agreement by any authority charged with the administration thereof shall make it unlawful for such Lender to give effect to its obligations to make, continue or maintain its Loans in any Designated Currency under this Agreement, or to charge interest rates based upon the LIBO Rate, the Adjusted LIBO Rate or EURIBO Rate as contemplated by this Agreement, the obligation of such Lender to make, continue or maintain affected Loans hereunder shall be suspended for the duration of such illegality. Such Lender, by written notice to the Administrative Agent, and to the Borrower, shall declare that such Lender’s obligation to make affected Loans and to, continue and maintain affected Loans shall be suspended, and the Borrower, on the last day of the then current Interest Period applicable to such affected Loans or portion thereof or, if such Lender so requests, on such earlier date as may be required by relevant law, shall prepay the affected Loans of such Lender or, in the case of a Loan in dollars, if lawful and otherwise permitted hereunder, convert such Loans to ABR Loans (the rate of interest on which shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of Alternate Base Rate) and (iii) upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 2.19. If and when such illegality ceases to exist, such suspension shall cease and such Lender shall notify the Borrower and the Administrative Agent thereof and any Loans denominated in dollars previously continued from LIBOR Loans to ABR Loans pursuant to this Section 2.15 shall be continued as Loans of Types corresponding to the Loans maintained by the other Lenders on the last day of the Interest Period of the corresponding LIBOR Loans of such other Lenders.

Section 2.16 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.16, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that the Borrower shall not be required to make any payment pursuant to this Section 2.16 if the Recipient makes demand for such payment more than 270 days after the earlier of (i) the date on which the relevant Governmental Authority makes written demand upon such Recipient for payment of such Indemnified taxes and (ii) the date on which such Recipient has made payment of such Indemnified Taxes. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable); or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E (as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Recipient under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) Defined Terms. For purposes of this Section 2.16, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

Section 2.17 Market Disruption and Alternate Rate of Interest.

(a) If at the time that the Administrative Agent shall seek to determine the relevant Screen Rate on the Quotation Day for any Interest Period for a LIBOR Borrowing or a EURIBOR Borrowing the applicable Screen Rate shall not be available for such Interest Period and/or for the applicable currency with respect to such Borrowing for any reason and the Administrative Agent shall reasonably determine that it is not possible to determine the Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error), then the applicable Reference Bank Rate shall be the LIBO Rate or EURIBO Rate, as applicable, for such Interest Period for such Borrowing; provided, however, that if less than two Reference Banks shall supply a rate to the Administrative Agent for purposes of determining the LIBO Rate or EURIBO Rate, as applicable, for such Borrowing, (i) if such Borrowing shall be requested in dollars, then such Borrowing shall be made as an ABR Borrowing at the Alternate Base Rate and (ii) if such Borrowing shall be requested in any currency other than dollars, the LIBO Rate or EURIBO Rate, as applicable, shall be equal to the cost to each Lender to fund its pro rata share of such Borrowing (from whatever source and using whatever methodologies as such Lender may select in its reasonable discretion); such rate, the “CF Rate”).

(b) If prior to the commencement of any Interest Period for a EURIBOR Borrowing or a LIBOR Borrowing in any currency:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the LIBO Rate or the EURIBO Rate, as applicable, for a Loan in the applicable currency or for the applicable Interest Period; or

(ii) the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate, the LIBO Rate or the EURIBO Rate, as applicable, for a Loan in in the applicable currency or for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (which the Administrative Agent shall do promptly as practicable thereafter) and, subject to Section 2.19, unless the Borrower notifies the Administrative Agent that it elects not to borrow on such date, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing, in the applicable currency or for the applicable Interest Period, as the case may be, shall be ineffective, (ii) if such Borrowing is requested in dollars, such Borrowing shall be made as an ABR Borrowing and (iii) if such Borrowing is requested in any currency other than dollars, then the LIBO Rate or EURIBO Rate, as applicable, for such Borrowing shall be at the CF Rate.

Section 2.18 Extension of Maturity Date.

(a) Not earlier than 90 days prior to, nor later than 30 days prior to, each anniversary of the Availability Date, on not more than two occasions, the Borrower may, upon notice to the Administrative Agent (which shall promptly notify the Lenders), request a one-year extension of the Facility Maturity Date then in effect. Within 15 days of delivery of such notice, each Lender shall notify the Administrative Agent whether or not it consents to such extension (which consent may be given or withheld in such Lender’s sole and absolute discretion). Any Lender not responding within the above time period shall be deemed not to have consented to such extension. The Administrative Agent shall promptly notify the Borrower and the Lenders of the Lenders’ responses.

(b) The Facility Maturity Date (and the Maturity Date of a particular Lender) shall be extended only if Lenders holding greater than 50% of the total Commitments then outstanding (calculated excluding any Defaulting Lender and prior to giving effect to any replacements of Lenders permitted herein) (the “Consenting Lenders”) have consented thereto and only with respect to the Consenting Lenders. If so extended, the Maturity Date, as to the Consenting Lenders, shall be extended to the same date in the year following the then effective Facility Maturity Date, effective as of the date (the “Extension Effective Date”) as soon as practicable after the consent of the Consenting Lenders is obtained on which the Borrower delivers the certificate contemplated below. The Administrative Agent and the Borrower shall promptly confirm to the Lenders such extension and the Extension Effective Date. As a condition precedent to such extension, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Extension Effective Date (in sufficient copies for each Lender) signed by a responsible officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension and (ii) certifying that, (A) before and after giving effect to such extension, the representations and warranties contained in Article III made by it are true and correct on and as of the Extension Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, (B) before and after giving effect to such extension no Default or Event of Default exists or will exist, and (C) there shall not have occurred a Material Adverse Change. After the Facility Maturity Date has been extended as to any Consenting Lenders effective as of an Extension Effective Date, on the Maturity Date of the Lenders that are not Consenting Lenders next following such Extension Effective Date, the Borrower shall prepay any Loans outstanding on such Maturity Date (and pay any accrued and unpaid interest thereon and any accrued and unpaid fees and other amounts then due and payable hereunder to or for the accounts of such Lender, including, without limitation, such amounts required pursuant to Section 2.19) to the extent necessary to keep outstanding Loans ratable with any revised and new Applicable Percentages of all the Lenders effective as of such Maturity Date of such Non-Consenting Lenders next following such Extension Effective Date.

(c) If any Lender does not consent to the extension of the Facility Maturity Date as provided in this Section 2.18, the Borrower shall have the right to replace such Lender in accordance with Section 9.13 or to increase the Commitment of any other Lender in accordance with Section 2.09.

Section 2.19 Break Funding Payments. In the event of (a) the payment of any Principal Amount of any LIBOR Loan or EURIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Loan or EURIBOR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any LIBOR Loan or EURIBOR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.07 and is revoked in accordance therewith), (d) the assignment of any LIBOR Loan or EURIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower, then, in any such event, the Borrower shall compensate each Lender or each Issuing Bank for the loss, cost and expense attributable to such event. In the case of a LIBOR Loan or a EURIBOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the Principal Amount of such Loan had such event not occurred, at the Adjusted LIBO Rate, LIBO Rate or EURIBO Rate, as the case may be, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such Principal Amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurocurrency market. A certificate of any such Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and the Administrative Agent and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof. Notwithstanding anything to the contrary contained herein, no Lender shall be entitled to receive any amount or amounts pursuant to this Section if such amount or amounts are attributable solely to the merger or other consolidation of such Lender with another Lender.

Section 2.20 Swingline Loans.

(a) Subject to the terms and conditions set forth herein, each Swingline Lender agrees to make Swingline Loans denominated in dollars to the Borrower from time to time during the Availability Period, in an aggregate principal amount that will not result in (i) the aggregate Principal Amount of all outstanding Swingline Loans exceeding $200,000,000, (ii) the total Revolving Credit Exposures exceeding the total Commitments or (iii) the aggregate Principal Amount of outstanding Swingline Loans made by such Swingline Lender exceeding $100,000,000; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 3:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the applicable Swingline Lender, the requested date (which shall be a Business Day), the amount of the requested Swingline Loan and the Borrower’s election of the interest rate per annum to be applicable to such Swingline Loan (which election must be one of the interest rate options permitted to be selected by the Borrower as provided in Schedule IV). The Administrative Agent will promptly advise the relevant Swingline Lender of any such notice received from the Borrower. The relevant Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with such Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the relevant Issuing Bank) by 4:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) Any Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans made by such Swingline Lender then outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the relevant Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.12 with respect to Loans made by such Lender (and Section 2.12 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the relevant Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by a Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the relevant Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the relevant Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

Section 2.21 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Facility Fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.04(a);

(b) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(c) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, within three (3) Business Days following notice by the Administrative

Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the relevant Issuing Bank or Issuing Banks only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) or make other arrangements reasonably satisfactory to the Administrative Agent and the relevant Issuing Bank with respect to such LC Exposure for so long as such LC Exposure is outstanding; provided that cash collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s LC Exposure shall be released promptly following (a) the elimination of the applicable LC Exposure giving rise thereto (including the termination of Defaulting Lender status of the applicable Lender) or (b) the Administrative Agent’s good faith determination that there exists excess cash collateral (including any subsequent reallocation of Swingline Exposure and LC Exposure among the non-Defaulting Lenders described in clause (i) above);

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to or for the account of such Defaulting Lender pursuant to Section 2.04(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.04(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages and the Borrower shall not be required to pay any LC Fees to or for the account of the Defaulting Lender with respect to such Defaulting Lender’s LC Exposure during the period that such Defaulting Lender’s LC Exposure is reallocated; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all Facility Fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.04(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the relevant Issuing Bank or Issuing Banks until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d) so long as such Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is reasonably satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.21(c), and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.21(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) any Swingline Lender or any Issuing

Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Swingline Lender shall not be required to fund any Swingline Loan and such Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless such Swingline Lender or such Issuing Bank, as the case may be, shall have entered into arrangements pursuant to clause (d) of this Section 2.21 with the Borrower or such Lender, reasonably satisfactory to such Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, each Swingline Lender and each Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations of the Borrower. The Borrower represents and warrants to the Administrative Agent, the Lenders and each Issuing Bank that:

(a) (i) the Borrower has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, and (ii) the Borrower is qualified to do business as a foreign corporation and is in good standing in each jurisdiction of the United States in which the ownership of its properties or the conduct of its business requires such qualification and where the failure to so qualify would constitute a Material Adverse Change.

(b) This Agreement, the Transactions and all other Loan Documents to which the Borrower is a party have been duly authorized, executed and delivered by the Borrower, and each of this Agreement, its Notes and the other Loan Documents to which it is a party constitutes a valid and binding agreement of the Borrower, enforceable in accordance with its respective terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principals of general applicability. The Borrower’s Notes have been duly authorized by the Borrower and, when executed, issued and delivered pursuant hereto for value received, will constitute valid and binding obligations of the Borrower, enforceable in accordance with their terms, except as (i) may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally, and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower which purports to affect the legality, validity or enforceability of this Agreement, any other Loan Document or any of its Notes.

(c) The execution, delivery and performance of this Agreement by the Borrower and the execution, issuance, delivery and performance by the Borrower of its Notes will not violate or conflict with (i) the restated certificate of incorporation or bylaws of the

Borrower, or (ii) any indenture (including the Public Indenture), loan agreement or other similar agreement or instrument binding on the Borrower.

(d) To the knowledge of the Borrower, on the Effective Date and on the Availability Date there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened against the Borrower before any Governmental Authority as to which, in the opinion of the Borrower, there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to constitute a Material Adverse Change.

(e) The consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of December 31, 2012 and 2013, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2013, audited by KPMG LLP, present fairly, in all material respects, the consolidated financial position of the Borrower and its consolidated Subsidiaries as of December 31, 2012 and 2013, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2013, in conformity with GAAP applied on a consistent basis.

(f) From December 31, 2013 through the Effective Date and the Availability Date, there has been no Material Adverse Change.

(g) Neither the Borrower nor any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

(h) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Change. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that could reasonably be expected to result in a Material Adverse Change.

(i) Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information concerning the Borrower or its subsidiaries (other than information of a general economic or industry specific nature) furnished in writing by or on behalf of the Borrower to the Agents or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken as a whole, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made, in each case as of the time so furnished; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being understood by the Credit Parties that projections by their nature are inherently uncertain and no assurances are being given that the results reflected in the projections will be achieved.

(j) The Borrower’s Significant Subsidiaries as of December 31, 2013, are listed on Schedule II hereto.

(k) The Borrower has filed all United States Federal income tax returns and all other material tax returns and reports required to be filed (or obtained extensions with respect thereto) and has paid all Taxes required to have been paid by it, except (i) Taxes the validity of which is being contested in good faith by appropriate proceedings, and with respect to which the Borrower, to the extent required by GAAP, has set aside on its books adequate reserves or (ii) to the extent the failure to do so (individually or collectively) would not reasonably be expected to result in a Material Adverse Change.

(l) The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents (acting in their capacity as an agent for the Borrower), are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (i) the Borrower, any of its Subsidiaries or, to the knowledge of the Borrower, any of their respective directors, officers or employees, or (ii) to the knowledge of the Borrower, any agent of the Borrower or any of its Subsidiaries (acting in its capacity as an agent for the Borrower or any of its Subsidiaries) that will act in any capacity in connection with the credit facility established hereby, is a Sanctioned Person. No proceeds of any Borrowing or Letter of Credit will be used in a manner that will result in a Default under Section 5.05.

(m) No Event of Default has occurred and is continuing.

ARTICLE IV

AFFIRMATIVE COVENANTS

During the period commencing on and including the Availability Date until the date on which all Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or terminated, all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

Section 4.01 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a) Within the period required by applicable law (and concurrently with the filing thereof with the Commission), copies of the annual reports, information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Borrower may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Borrower is not required to file information, documents or reports pursuant to either of said Sections, then such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; provided, however, that the Borrower shall be deemed to have furnished the information required by this Section 4.01(a) if it shall have timely made the same available on “EDGAR” and/or through its home page on the worldwide web (at the date of this Agreement located at http://www.anadarko.com) and complied with Section 4.01(e) in respect thereof; provided further, however, that if any Lender is unable to access EDGAR or the Borrower’s home page on the worldwide web, the Borrower agrees to provide such Lender with paper copies of the information required to be furnished pursuant to this Section 4.01(a) promptly following notice from the Administrative Agent that such Lender has requested same.

(b) Within sixty (60) days after the close of each of the first three quarters of each fiscal year of the Borrower, a statement by a responsible officer of the Borrower calculating compliance or non-compliance, as the case may be, with Section 5.01 as of the close of such period and stating whether to the knowledge of the Borrower an event has occurred during such period and is continuing which constitutes an Event of Default or a Default, and, if so, stating the facts with respect thereto.

(c) Within one hundred twenty (120) days after the close of each fiscal year of the Borrower, a statement by a responsible officer of the Borrower calculating compliance or non-compliance, as the case may be, with Section 5.01 as of the close of such period and stating whether to the knowledge of the Borrower an event has occurred during such period and is continuing which constitutes an Event of Default or a Default, and, if so, stating the facts with respect thereto.

(d) Such other information respecting the financial condition or operations of the Borrower and its Subsidiaries as the Administrative Agent or any Lender may from time to time reasonably request.

(e) Information required to be delivered pursuant to Section 4.01(a) above shall be deemed to have been delivered on the date on which the Borrower provides notice to the Administrative Agent that such information has been posted on “EDGAR” or the Borrower’s website or another website identified in such notice and accessible by the Administrative Agent without charge (and the Borrower hereby agrees to provide such notice).

Section 4.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Event of Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower that has a reasonable likelihood of being adversely determined and, if so adversely determined, could reasonably be expected to result in a Material Adverse Change; and

(c) any other development that results in, or could reasonably be expected to result in, a Material Adverse Change.

Each notice delivered under this Section 4.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken with respect thereto.

Section 4.03 Compliance with Laws. The Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents (acting in their capacity as agents for the Borrower or any of its Subsidiaries), with Anti-Corruption Laws and applicable Sanctions.

Section 4.04 Use of Proceeds.

(a) The proceeds of the Revolving Loans will be used by the Borrower only (i) to repay loans and other amounts owing under the Existing Credit Agreement, (ii) to repay Swingline Loans, and (iii) for general corporate purposes of the Borrower and its Subsidiaries.

(b) No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations U or X of the Board of Governors of the Federal Reserve System.

Section 4.05 Compliance with Indenture. The Borrower will comply with the provisions of Section 1005 of the Public Indenture, which provision, together with related definitions, are hereby incorporated herein by reference for the benefit of the Lenders and shall continue in effect for purposes of this Section 4.05 regardless of termination, or any amendment or waiver of, or any consent to any deviation from or other modification of, the Public Indenture; provided, however, that, for purposes of this Section 4.05, (a) references in the Public Indenture to “the Securities” shall be deemed to refer to the obligation of the Borrower to pay the principal of and interest on its Loans, (b) references in the Public Indenture to “the Trustee” shall be deemed to refer to the Administrative Agent, (c) references in the Public Indenture to “this Indenture” shall be deemed to refer to this Agreement, and (d) references in the Public Indenture to “supplemental indentures” shall be deemed to refer to amendments or supplements to this Agreement.

Section 4.06 Corporate Existence. Subject to Section 5.04, the Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.07 Insurance. The Borrower will at all times maintain, with financially sound and reputable insurers, insurance of the kinds, covering the risks and in the relative proportionate amounts (including as to self-insurance) customarily carried by companies engaged in the same or similar business and similarly situated; provided that the Borrower shall not be required to maintain insurance against risks or in amounts no longer economically available on a de novo or renewal basis, as applicable, to other companies engaged in the same or similar business and similarly situated.

ARTICLE V

NEGATIVE COVENANTS

During the period commencing on and including the Availability Date until all Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or terminated, all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

Section 5.01 Indebtedness to Capitalization Ratio. At the end of each fiscal quarter of the Borrower, Consolidated Indebtedness divided by Total Capital shall not exceed 65%. For purposes of this provision, “Total Capital” is equal to the sum (without duplication) of Consolidated Stockholders’ Equity, exclusive of the effect of any noncash writedowns made subsequent to the date hereof, plus Consolidated Indebtedness.

Section 5.02 Limitation on Certain Secured Indebtedness. The Borrower will not incur, issue or assume any Indebtedness secured by a mortgage on oil, gas, coal or other minerals in place, or on related leasehold or other property interest, which is incurred to finance development or production costs if the aggregate amount of all such Indebtedness exceeds 10% of Total Assets. For purposes of this provision, “Total Assets” means the aggregate amount of assets of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the date such Indebtedness is to be incurred, issued or assumed.

Section 5.03 Limitations on Sales and Leasebacks. The Borrower will not itself, and will not permit any Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Borrower or any Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Borrower or a Subsidiary for a period, including renewals, in excess of three years, of any Principal Property (as defined in the Public Indenture) which has been or is to be sold or transferred more than one hundred eighty (180) days after the completion of construction and commencement of full operation thereof, by the Borrower or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a “sale and leaseback transaction”) unless either:

(a) The Borrower or such Subsidiary could create Indebtedness secured by a security interest or lien on the Principal Property to be leased back in an amount equal to the Attributable Debt with respect to the lease resulting from such sale and leaseback transaction without equally and ratably securing the “Securities” issued pursuant to and as defined in the Public Indenture in accordance with Section 1005 of the Public Indenture; or

(b) The Borrower within one hundred eighty (180) days after the sale or transfer shall have been made by the Borrower or by a Subsidiary, applies an amount equal to the greater of (i) the net proceeds of the sale of the Principal Property sold and leased back pursuant to such arrangement or (ii) the net amount (after deducting applicable reserves) at which such Principal Property is carried on the books of the Borrower or such Subsidiary at the time of entering into such arrangement, to the retirement of Indebtedness of the Borrower.

For purposes of this Section 5.03, none of Allison Tower, Hackett Tower or the Timberloch Building, each in The Woodlands, Texas, or any other real property that is used primarily as office space, shall be a Principal Property.

Section 5.04 Fundamental Changes. The Borrower shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless:

(a) (i) in the case of a merger or amalgamation, the Borrower is the surviving entity; or

(ii) the Person formed by such consolidation or into which the Borrower is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Borrower substantially as an entirety shall be a corporation, partnership or trust, shall be organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, shall have unsecured non-credit enhanced publicly held indebtedness rated “investment grade” by S&P or Moody’s, and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Administrative Agent, in form satisfactory to the Administrative Agent, the obligations of the Borrower hereunder, including the due and punctual payment of the principal of and interest on all the Revolving Loans and the performance of every covenant of this Agreement on the part of the Borrower to be performed or observed; and

(b) immediately after giving effect to such transaction, no Event of Default or Default shall have occurred and be continuing.

Section 5.05 Anti-Corruption Laws and Sanctions. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall take reasonable measures to ensure that its Subsidiaries and its or their respective directors, officers, employees and agents (acting in their capacity as agents for the Borrower) shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country.

ARTICLE VI

CONDITIONS

Section 6.01 Conditions Precedent to the Effectiveness of this Agreement (Effective Date). This Agreement shall become effective upon satisfaction of the conditions precedent set forth in this Section 6.01; provided that the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder are subject to satisfaction or waiver of the conditions precedent set forth in Section 6.02 and Section 6.03:

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party, or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent and the Lenders shall have received, to the extent invoiced at least two Business Days prior to the Effective Date (unless the Borrower otherwise consents), reimbursement or payment of all out-of-pocket expenses (including legal fees) required to be reimbursed or paid by the Borrower hereunder.

(c) The Administrative Agent (or its counsel) shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower setting forth (i) certified copies of the resolutions of the Board of Directors or the Executive Committee of the Directors of the Borrower authorizing the execution, delivery and performance of this Agreement and the execution, issuance, delivery and performance of its Notes, (ii) the officers of the Borrower (A) who are authorized to sign this Agreement and each other Loan Document to which the Borrower is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, specimen signatures of such authorized officers, and (iii) the certificate of incorporation and by-laws or other applicable organizational documents of the Borrower (in each case, together with all amendments thereto, if any), certified as being true and complete.

(d) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Vinson & Elkins LLP, counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent. The Borrower hereby requests such counsel to deliver such opinion.

(e) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of a deputy general counsel or the general counsel of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent. The Borrower hereby requests such counsel to deliver such opinion.

(f) There shall not have occurred a Material Adverse Change.

(g) The Lenders shall have received such documents and other instruments as are customary for transactions of this type or as they or their counsel may reasonably request.

(h) The Administrative Agent and the Lenders shall have received, and be reasonably satisfied in form and substance with, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including but not restricted to the USA Patriot Act, that was requested by the Administrative Agent at least ten (10) days prior to the Effective Date.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the Effective Date shall not occur unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on September 12, 2014 (and, in the event such conditions are not so satisfied, extended or waived, the Commitments shall terminate at such time). For purposes of determining compliance with the conditions specified in this Section 6.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

Section 6.02 Conditions to the Initial Loans and Letters of Credit (Availability Date). The obligations of the Lenders and the Issuing Banks to make the initial Extension of Credit shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02) (as used in this Section 6.02, “Extension of Credit” means the making of any Loan, or the issuance of any Letter of Credit, including the deemed issuance of the Existing Letters of Credit on the Availability Date pursuant to Section 2.05(k)):

(a) Appropriate Notes are issued payable to such Lender, if requested.

(b) The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable hereunder and under any fee letter between the Borrower and any Arranger or Lender on the Availability Date, including, to the extent invoiced at least two Business Days prior to the Availability Date (unless the Borrower otherwise consents), reimbursement or payment of all out-of-pocket expenses (including legal fees) required to be reimbursed or paid by the Borrower hereunder.

(c) The Lenders shall have received (i) audited consolidated financial statements of the Borrower for the most recent fiscal year ended prior to the Availability Date as to which such financial statements are available, and (ii) unaudited interim consolidated financial statements of the Borrower for each fiscal quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available.

(d) The Administrative Agent shall have received a certificate, dated the Availability Date and signed by a Financial Officer of the Borrower, setting forth reasonably detailed computations confirming compliance with the covenant set forth in Section 5.01, as of the fiscal quarter most recently ended for which financial statements are available and giving pro forma effect to any Borrowing made on the Availability Date and the repayment of the Indebtedness outstanding under the Existing Credit Agreement on such date.

(e) The Administrative Agent shall have received evidence reasonably satisfactory to it that (i) all loans and other amounts owing under the Existing Credit Agreement have been (or contemporaneously with the Availability Date will be) repaid in full and all commitments thereunder have been terminated or cancelled and (ii) all liens on the properties of the Borrower and of the Subsidiaries associated with the Existing Credit Agreement have been released or terminated or will be contemporaneously released or terminated, subject only to the filing of applicable terminations, releases or assignments, and all guarantees with respect to the Existing Credit Agreement have been released or terminated (or contemporaneously with the Availability Date will be).

(f) There shall not have occurred a Material Adverse Change.

(g) (i) The United States District Court for the Southern District of New York shall have entered an order approving the Settlement Agreement dated April 3, 2014 (and filed in the Bankruptcy Court “as corrected” on April 9, 2014, and as may be amended, modified, supplemented or restated from time to time), by and among the Litigation Trust, the United States (on behalf of certain governmental agencies), and the Borrower, Kerr-McGee Corporation and certain subsidiaries thereof (the “Tronox Settlement Agreement”) and shall have issued an injunction barring certain third party claims and (ii) the Borrower shall have paid the Settlement Proceeds (as that term is defined in the Tronox Settlement Agreement) when due pursuant to the terms of the Tronox Settlement Agreement.

(h) The Administrative Agent shall have received a certificate, dated the Availability Date and signed by the President, a Vice President or a Financial Officer of the Borrower, (a) confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 6.03 and (b) certifying as to the satisfaction of the condition specified in Section 6.02(g).

The Administrative Agent shall notify the Borrower and the Lenders of the Availability Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on December 1, 2014 (and, in the event such conditions are not so satisfied, extended or waived, the Commitments shall terminate at such time). For purposes of determining compliance with the conditions specified in this Section 6.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Availability Date specifying its objection thereto.

Section 6.03 Conditions Precedent to each Extension of Credit. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrower set forth in Article III of this Agreement shall be true and correct in all material respects (provided that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01 Events of Default. If one or more of the following events of default (“Events of Default”) shall occur and be continuing at any time on or after the Availability Date:

(a) The Borrower shall default in any payment of principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, or the Borrower shall default in any payment of interest on any Loan, or in the payment of any fees or other amounts, when and as the same shall become due and payable hereunder, and such default shall continue for a period of three (3) Business Days;

(b) any representation or warranty, or certification made by the Borrower herein or any statement or representation or certification made or deemed to be made pursuant to Article III or Article VI shall prove to have been incorrect in any material respect when made or deemed made (provided that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof);

(c) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 4.02(a) or Section 4.04 applicable to it or Article V required to be observed or performed by the Borrower;

(d) the Borrower shall default in the performance of any other term, condition, covenant or agreement contained in this Agreement (except as set forth in Section 7.01(a) or Section 7.01(c)) required to be performed by it and such default shall continue unremedied for a period of thirty (30) days after written notice thereof, specifying such default and requiring it to be remedied, shall have been received by the Borrower from any Lender;

(e) the Borrower or any Significant Subsidiary shall (i) default in the payment of principal of any Indebtedness in an aggregate principal amount in excess of $200,000,000 (other than the Loans) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, and such default shall have resulted in such Indebtedness being declared due and payable prior to its stated maturity; provided that (x) for purposes of this Section 7.01(e), “Significant Subsidiary” shall not include any Exempted Subsidiary, and (y) any default by any Significant Subsidiary under any agreement granting a security interest over the shares in any Exempted Subsidiary to secure Indebtedness incurred to finance a Project shall not be considered a default for purposes of clause (ii) above;

(f) the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of its property, (ii) admit in writing its inability to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under any Bankruptcy Law, (v) file a petition seeking to take advantage of any other law providing for similar relief of debtors, or (vi) consent or acquiesce in writing to any petition duly filed against it in any involuntary case under any Bankruptcy Law;

(g) a proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction seeking (i) its liquidation, reorganization, dissolution or winding up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of its assets, or (iii) similar relief in respect of it, under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days (or such longer period, so long as the Borrower shall be taking such action in good faith as shall be reasonably necessary to obtain the timely dismissal or stay of such proceeding or case); or an order for relief shall be entered in an involuntary case under any applicable Bankruptcy Law, against the Borrower;

(h) there is entered against the Borrower or any Significant Subsidiary one or more final non-appealable judgments for the payment of money in an aggregate amount in excess of $200,000,000 (net of insurance coverage which is reasonably expected to be paid by the insurer), and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Significant Subsidiary to enforce any such judgment;

(i) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a liability which would have a material adverse effect on the business, assets, operations, prospects or conditions, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole; or

(j) any Change of Control shall occur,

then and in each and every case the Majority Lenders or the Administrative Agent acting at the written direction of the Majority Lenders, by notice in writing to the Borrower, may terminate the Commitments of the Lenders hereunder and/or declare the unpaid balance of the Loans and any other amounts payable hereunder to be forthwith due and payable and thereupon such balance shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived; provided that in the case of Section 7.01(f) or (g) above, the Commitments of the Lenders hereunder shall automatically terminate and the Loans and any other amounts payable hereunder shall forthwith be due and payable.

ARTICLE VIII

THE AGENTS

Section 8.01 Appointment; Powers. Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers hereunder and under any agreement executed and delivered pursuant to the terms hereof as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement have a fiduciary relationship with any Lender. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), subject to the other provisions of this Article VIII (including Section 8.03), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by the Borrower or any Lender as a result of, any such determination of the Revolving Credit Exposure, Aggregate Designated Currency Revolving Exposure or the component amounts of any of the foregoing or of the Exchange Rate, except to the extent of its unlawful action, gross negligence or willful misconduct.

Section 8.02 No Responsibility for Recitals, Etc. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.03 Right to Indemnity. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder or under any agreement executed and delivered pursuant to the terms hereof unless it shall first be indemnified (upon requesting such indemnification) to its satisfaction by the Lenders against any and all liability and expense which it may incur by reason of taking or continuing to take any such action. The Lenders agree to indemnify the Administrative Agent, to the extent not reimbursed by the Borrower, under this Agreement, ratably in accordance with the aggregate Principal Amount of the Loans made by them (or, if no Loans are outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent as agent in any way relating to or arising out of this Agreement, the Notes or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including the costs and expenses which the Borrower is obligated to pay under this Agreement but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided no such liability, obligation, damage, penalty, action, judgment, suit, cost, expense or disbursement results from the Administrative Agent’s gross negligence or willful misconduct; provided, however, that, in the event the Administrative Agent receives indemnification from the Lenders hereunder with respect to costs and expenses which the Borrower is obligated to pay under this Agreement, the Administrative Agent shall remit to the Lenders the amount of such costs and expenses to the extent subsequently paid by the Borrower, such remittance to be in accordance with the proportionate amount of the indemnification made by each respective Lender.

Section 8.04 Action on Instructions of Lenders. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02). The Administrative Agent shall in all cases be fully protected in acting or refraining from acting hereunder or under any agreement executed and delivered pursuant to the terms hereof in accordance with written instructions to it signed by the Majority Lenders, and (subject to Section 8.01) such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

Section 8.05 Employment of Agents, Etc. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions contained in this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 8.06 Reliance on Documents, Etc. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts, except to the extent of its gross negligence or willful misconduct. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Administrative Agent signed by such payee shall have been filed with the Administrative Agent.

Section 8.07 Rights as a Lender. With respect to its Commitment and the Loans made by it, the Administrative Agent shall have the same rights and powers hereunder and under any agreement executed and delivered pursuant to the terms hereof as any Lender, and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include the Administrative Agent in its capacity as a Lender hereunder and thereunder. The Administrative Agent and its respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with any Borrower, the Subsidiaries and their respective Affiliates as if it were not the Administrative Agent.

Section 8.08 Non-Reliance on Agents or other Lenders. Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by any Borrower of this Agreement or any other document referred to or provided for herein or therein or to inspect the properties or books of any Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or which may at any time come into possession of any Agent or any of their respective Affiliates.

Section 8.09 Events of Default. The Administrative Agent shall not be deemed to have actual knowledge of an Event of Default hereunder until it shall have received a written notice from the Borrower or any Lender referring to this Agreement, describing such Event of Default and stating that such notice is a “Notice of Default.”

Section 8.10 Successor Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article VIII and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as the Administrative Agent hereunder.

Section 8.11 Other Agents. Nothing contained in this Agreement shall be construed to impose any obligation or duty whatsoever on any Persons named on the cover of this Agreement or elsewhere in this Agreement as Syndication Agents, or Co-Document Agents, other than those applicable to all Lenders as such.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to the Borrower, to it at 1201 Lake Robbins Drive, The Woodlands, Texas 77380, Attention of R.W. Tonnesen, Assistant Treasurer, Telecopy No. (832) 636-5029; messenger delivery to 1201 Lake Robbins Drive, The Woodlands, Texas 77380;

(ii) if to the Administrative Agent, (A) if such notice relates to a Loan or Borrowing denominated in dollars, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 500 Stanton Christiana Road, Ops 2, 3rd Floor, Newark, DE 19713, Attention of Brittany Tidwell (Telecopy No. 302-634-1417; e-mail: Brittany.m.tidwell@jpmorgan.com), with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, New York, New York 10179, Attention of Ryan Thompson (Fax No. (917) 456-3361), with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, New York, New York 10179, Attention of Ryan Thompson (Fax No. (917) 456-3361); or (B) if such notice relates to a Loan or Borrowing denominated in Euro, Pounds Sterling or Yen, to J.P. Morgan Europe Limited, Loans Agency, 6th Floor, 25 Bank Street, Canary Wharf, London E145JP, United Kingdom Attention of: Hannah Langley (Fax No. 44 207 777 2360; e-mail: Loan_and_Agency_London@jpmorgan.com) with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, New York, NY 10179, Attention of Ryan Thompson (Fax No. (917) 456-3361);

(iii) if to (i) JPMorgan Chase Bank, N.A., as the Issuing Bank, to it at JPMorgan Chase Bank, N.A., c/o JPMorgan Treasury Services, 10420 Highland Manor Drive, 4th Floor, Tampa, Florida 33610-9128, Attention of Standby Letter of Credit Dept., (ii) Wells Fargo Bank, National Association, Houston Energy Group, 1000 Louisiana, 9th Floor, Houston, TX 77002, Attention: Larry Robinson, Email: Larry.Robinson@wellsfargo.com, 713-319-1848;

(iv) if to any Swingline Lender, (A) in the case of JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 500 Stanton Christiana Road, Ops 2, 3rd Floor, Newark, DE 19713, Attention of Brittany Tidwell (Telecopy No. 302-634-1417; e-mail: Brittany.m.tidwell@jpmorgan.com), with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, New York, New York 10179, Attention of Ryan Thompson (Fax No. (917) 456-3361); and in the case of Wells Fargo Bank, National Association, Houston Energy Group, 1000 Louisiana, 9th Floor, Houston, TX 77002, Attention: Larry Robinson, Email: Larry.Robinson@wellsfargo.com, 713-319-1848; or

(v) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to the Lenders and any Issuing Bank hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

(d) Electronic Systems.

(i) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii) Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any Issuing Bank or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of communications through an Electronic System, except to the extent of their unlawful action, gross negligence or willful misconduct). “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.

Section 9.02 Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, any Issuing Bank, and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce any Principal Amount or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or change the currency of any Loan, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of any Principal Amount or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) extend the expiry date of any Letter of Credit beyond the then scheduled Revolving Commitment Termination Date without the written consent of each Lender, (v) change Section 2.13(a) or Section 2.13(b) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vi) change Section 6.01, Section 6.02 or Section 6.03, without the consent of each Lender, or (vii) change any of the provisions of this Section or the definition of “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or any Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or such Swingline Lender, as the case may be.

Section 9.03 Expenses; Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their respective Affiliates, including the reasonable and documented fees, charges and disbursements of one primary outside counsel for the Administrative Agent, the Arrangers and their respective Affiliates taken as a whole (and, (x) if necessary, one local counsel for the Administrative Agent, the Arrangers and their respective Affiliates taken as a whole in each applicable jurisdiction and (y) in the case of an actual or perceived conflict of interest, separate counsel for each such similarly-situated group of Persons taken as a whole), in connection with the syndication (prior to the Effective Date) of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of one primary outside counsel for the Administrative Agent, the Issuing Banks and Lenders taken as a whole (and, (x) if necessary, one local counsel for the Administrative Agent, the Issuing Banks and the Lenders taken as a whole in each applicable jurisdiction and (y) in the case of an actual or perceived conflict of interest, separate counsel for each such similarly-situated group of Persons taken as a whole) in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Notwithstanding anything to the contrary, the Borrower shall not have any obligation to pay the fees or expenses of any Lender or the Administrative Agent in connection with any assignment of, or the grant of any participation in, any rights of a Lender under or in connection with this Agreement; provided that the provisions of this sentence shall not apply to any Lender substituted for a Defaulting Lender pursuant to Section 9.13.

(b) The Borrower shall indemnify the Administrative Agent, each other Agent, each Issuing Bank, each Swingline Lender, each Arranger, and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, penalties, claims, damages, liabilities and related reasonable and documented out-of-pocket expenses, including the reasonable and documented fees, charges and disbursements of one primary outside counsel for the Indemnitees taken as a whole (and, (x) if necessary, one local counsel for the Indemnitees taken as a whole in each applicable jurisdiction and (y) in the case of an actual or perceived conflict of interest, separate counsel for each such similarly-situated group of Persons taken as a whole), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by any Borrower or any of its subsidiaries, or any environmental liability related in any way to any Borrower or any of its subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, penalties, claims, damages, liabilities or related expenses either (i) did not result directly or indirectly from the action or inaction of the Borrower or any Subsidiary or (ii) resulted from the gross negligence, unlawful conduct or willful misconduct of such Indemnitee.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Bank or any Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Issuing Bank or any Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Administrative Agent, such Issuing Bank or such Swingline Lender in its capacity as such.

(d) To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this clause (d) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e) All amounts due under this Section shall be payable promptly after written demand therefor together with a copy of the invoice(s) or other documentation setting forth in reasonable detail the amount demanded and the matter(s) to which it relates.

Section 9.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder except as provided in Section 5.04 or with the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, each Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower, provided that, the Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender or, if an Event of Default under Section 7.01(a), (b), (f), or (g) has occurred and is continuing, any other assignee; and

(B) the Administrative Agent, each Swingline Lender and each Issuing Bank, provided that no consent of the Administrative Agent (and, solely in the case of an assignment effectuated pursuant to Section 9.13, no consent of any Swingline Lender or any Issuing Bank) shall be required for an assignment of any Commitment to an assignee that is a

Lender (other than a Defaulting Lender) with a Commitment immediately prior to giving effect to such assignment or an Affiliate of a Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $25,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under Section 7.01(a), (b), (f), (g) or (h) has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and, unless each of the Borrower and the Administrative Agent otherwise consent, shall result in the assigning Lender having no less than $25,000,000 in Commitments and Loans after giving effect to such assignment;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Related Parties or its securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal, state and foreign securities laws.

For the purposes of this Section 9.04(b), the term “Ineligible Institution” has the following meaning:

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender, (c) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (d) the Borrower or any of its Affiliates.

Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section

(iii) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and Principal Amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be prima facie evidence of the existence and amounts of the obligations recorded therein, and the Borrower, the Administrative Agent, each Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(iv) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b)(ii)(C) of this Section and any written consent to such assignment required by paragraph (b)(i) of this Section and upon satisfaction of the additional conditions set forth in paragraph (b)(ii) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(d), Section 2.05(e), Section 2.09(b), Section 2.12(b), Section 2.13(d), Section 2.20(c) or Section 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, any Issuing Bank or any Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 2.14, Section 2.16, and Section 2.19 (subject to the requirements and limitations therein, including the requirements under Section 2.16(f) (it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender) will be delivered to the Borrower and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall, except as provided in subparagraph (ii) below hereof, not be entitled to receive any greater payment under Section 2.14 or Section 2.16, with respect to any participation, than its participating Lender would have been entitled to receive. Each Lender that sells a participation agrees, to the extent necessary to effectuate an assignment pursuant to Section 9.13, at the Borrower’s request and with the Borrower’s assistance, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 9.13 with respect to any applicable Participant. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the Principal Amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. Notwithstanding anything to the contrary, unless otherwise expressly agreed by the Borrower in writing, no Participant shall be entitled to the benefits of Section 9.08 as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.14 or Section 2.16 then the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless (i) the sale of the participation to such Participant is made with the Borrower’s prior written consent and (ii) the documentation required under Section 2.16(f) is provided to the Borrower.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations (i) to the Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System, (ii) to any other central banking authority, and (iii) to a trustee for the benefit of holders of debt securities issued by such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 2.14, Section 2.16, Section 2.19, Section 2.20, Section 9.03, this Section 9.05, and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 9.06 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent and Lenders constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08 Right of Setoff. If (a) an Event of Default shall have occurred and be continuing, and (b) the principal of the Loans has been accelerated, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 9.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Supreme Court of the State of New York, sitting in New York County, Borough of Manhattan, and of the United States District Court of the Southern District of New York, and any appellate court from either thereof, in any action or proceeding arising out of or relating to this Agreement, the Notes, or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any of the other Agents, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY

HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12 Confidentiality. The Administrative Agent, each Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors who have a reason to use such Information in connection with the administration of this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and will agree to use the Information solely for the purpose of such administration), (b) to the extent requested by any regulatory authority or any self-regulatory body having authority to regulate or oversee any aspect of any Lender’s (or any Affiliate of such Lender) business or property, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) to a court or other Governmental Authority in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement in favor of the Borrower containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower, or (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section. For the purposes of this Section, “Information” means all information received from the Borrower or its representatives relating to the Borrower, its subsidiaries or their respective business; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Subject to the foregoing restrictions on disclosure, any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.13 Replacement of Lenders.

(a) If (i) the obligation of any Lender to make LIBOR Loans or EURIBOR Loans or continue Loans as LIBOR Loans or EURIBOR Loans has been suspended pursuant to Section 2.15, (ii) any Lender has demanded compensation under Section 2.14 or Section 2.16, (iii) any Lender shall fail to agree to extend the Facility Maturity Date pursuant to Section 2.18 if the requisite Consenting Lenders have agreed to do so, (iv) if any Lender becomes an Amendment Non-Consenting Lender, or (v) if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.14 or Section 2.16) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that, in the case of clause (iii) above only, in lieu of replacing such Lender as aforesaid, the Borrower may elect (the “Termination Option”) to terminate the Commitment of such Lender; provided further that in each of the foregoing cases, (w) other than in the case of a Termination Option, the Borrower shall have received the prior written consent (to the extent required by Section 9.04(b)(i)) of the Administrative Agent (and if a Commitment is being assigned, each Issuing Bank and each Swingline Lender), which consent shall not unreasonably be withheld, (x) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (y) any such assignment shall be made without representation, warranty or recourse by or to the assignee and (z) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. No Lender (other than a Defaulting Lender) shall be required to make any such assignment and delegation (and the Borrower may not exercise the Termination Option) if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation (or to exercise the Termination Option) cease to apply.

(b) Each Lender agrees that if it is replaced pursuant to this Section 9.13, it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any promissory note (if the assigning Lender’s Loans are evidenced by one or more promissory notes) subject to such Assignment and Assumption; provided that the failure of any Lender replaced pursuant to this Section 9.13 to execute an Assignment and Assumption or deliver such promissory notes shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register and the promissory notes shall be deemed cancelled upon such failure. Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment and Assumption or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this paragraph (b).

Section 9.14 USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and its Subsidiaries, which information includes the name and address of the Borrower and such Subsidiaries and other information that will allow such Lender to identify the Borrower and such Subsidiaries in accordance with the USA Patriot Act.

Section 9.15 Judgment Currency.

(a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in dollars into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction dollars could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of each party hereto in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than dollars, be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase dollars with the Judgment Currency; if the amount of dollars so purchased is less than the sum originally due to the Applicable Creditor in dollars, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such deficiency. The obligations of the parties contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:	ANADARKO PETROLEUM CORPORATION, as Borrower

	By:	/s/ Albert L. Richey
	Name:	Albert L. Richey
	Title:	Senior Vice President, Finance and Treasurer

[Signature Page –Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, an Issuing Bank, a Swingline Lender, and a Lender

By:	/s/ Muhammad Hasan
Name:	Muhammad Hasan
Title:	Vice President

[Signature Page –Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Syndication Agent, an Issuing Bank, a Swingline Lender, and a Lender

By:	/s/ Jeffrey Cobb
Name:	Jeffrey Cobb
Title:	Vice President

[Signature Page –Credit Agreement]

BANK OF AMERICA, N.A.,
as Co-Documentation Agent, an Issuing Bank and a Lender

By:	/s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Managing Director

[Signature Page –Credit Agreement]

CITIBANK, N.A.,
as Co-Documentation Agent, an Issuing Bank and a Lender

By:	/s/ Andrew Sidford
Name:	Andrew Sidford
Title:	Vice President

[Signature Page –Credit Agreement]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Co-Documentation Agent, an Issuing Bank and a Lender

By:	/s/ Sherwin Brandford
Name:	Sherwin Brandford
Title:	Director

[Signature Page –Credit Agreement]

THE ROYAL BANK OF SCOTLAND PLC,
as Co-Documentation Agent, an Issuing Bank and a Lender

By:	/s/ David Slye
Name:	David Slye
Title:	Authorised Signatory

[Signature Page –Credit Agreement]

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Noam Azachi
Name:	Noam Azachi
Title:	Vice President

[Signature Page –Credit Agreement]

BNP PARIBAS,
as a Lender

By:	/s/ Sriram Chandrasekaran
Name:	Sriram Chandrasekaran
Title:	Director

By:	/s/ Julien Pecoud-Bouvet
Name:	Julien Pecoud-Bouvet
Title:	Vice President

[Signature Page –Credit Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as a Lender

By:	/s/ Dennis Petito
Name:	Dennis Petito
Title:	Managing Director

By:	/s/ Michael Willis
Name:	Michael Willis
Title:	Managing Director

[Signature Page –Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Samuel Miller
Name:	Samuel Miller
Title:	Authorized Signatory

[Signature Page –Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Vice President

By:	/s/ Virginia Cosenza
Name:	Virginia Cosenza
Title:	Vice President

[Signature Page –Credit Agreement]

DNB CAPITAL LLC,
as a Lender

By:	/s/ Robert Dupree
Name:	Robert Dupree
Title:	Senior Vice President

DNB CAPITAL LLC, as a Lender

By:	/s/ Asulv Tveit
Name:	Asulv Tveit
Title:	Vice President

[Signature Page –Credit Agreement]

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Authorized Signatory

[Signature Page –Credit Agreement]

MORGAN STANLEY BANK, N.A.,
as a Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

[Signature Page –Credit Agreement]

SOCIETE GENERALE,
as a Lender

By:	/s/ Diego Medina
Name:	Diego Medina
Title:	Director

[Signature Page –Credit Agreement]

STANDARD CHARTERED BANK,
as a Lender

By:	/s/ Steven Aloupis
Name:	Steven Aloupis
Title:	Managing Director

By:	/s/ Hsing H. Huang
Name:	Hsing H. Huang
Title:	Associate Director

[Signature Page –Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:	/s/ James D. Weinstein
Name:	James D. Weinstein
Title:	Managing Director

[Signature Page –Credit Agreement]

THE BANK OF NOVA SCOTIA,
as a Lender

By:	/s/ John Frazell
Name:	John Frazell
Title:	Director

[Signature Page –Credit Agreement]

UBS AG, STAMFORD BRANCH,
as a Lender

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director

UBS AG, STAMFORD BRANCH,
as a Lender

By:	/s/ Jennifer Anderson
Name:	Jennifer Anderson
Title:	Associate Director

[Signature Page –Credit Agreement]

THE STANDARD BANK OF SOUTH AFRICA LIMITED,
as a Lender

By:	/s/ Tim Lancaster
Name:	Tim Lancaster
Title:	Head of Debt Products

[Signature Page –Credit Agreement]

THE BANK OF NEW YORK MELLON,
as a Lender

By:	/s/ Hussam S. Alsahlani
Name:	Hussam S. Alsahlani
Title:	Vice President

[Signature Page –Credit Agreement]

ANNEX I

LIST OF COMMITMENTS

Lenders	Commitment	Percentage of Commitment
JPMorgan Chase Bank, N.A.	$171,000,000	5.700%
Wells Fargo Bank, National Association	$171,000,000	5.700%
Bank of America, N.A.	$171,000,000	5.700%
Citibank, N.A.	$171,000,000	5.700%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$171,000,000	5.700%
The Royal Bank of Scotland plc	$171,000,000	5.700%
Barclays Bank PLC	$143,000,000	4.767%
BNP Paribas	$143,000,000	4.767%
Crédit Agricole Corporate and Investment Bank	$143,000,000	4.767%
Credit Suisse AG, Cayman Islands Branch	$143,000,000	4.767%
Deutsche Bank AG New York Branch	$143,000,000	4.767%
DNB Capital LLC	$143,000,000	4.767%
Goldman Sachs Bank USA	$143,000,000	4.767%
Morgan Stanley Bank, N.A.	$143,000,000	4.767%
Société Générale	$143,000,000	4.767%
Standard Chartered Bank	$143,000,000	4.767%
Sumitomo Mitsui Banking Corporation	$143,000,000	4.767%
The Bank of Nova Scotia, Houston Branch	$143,000,000	4.767%
UBS AG, Stamford Branch	$143,000,000	4.767%
The Standard Bank of South Africa Limited	$65,000,000	2.167%
The Bank of New York Mellon	$50,000,000	1.667%

TOTALS	$3,000,000,000	100.000%

Annex I

Commitments

SCHEDULE I

PRICING SCHEDULE

“Applicable Rate” means, for any day, with respect to any ABR Loan, LIBOR Revolving Loan or EURIBOR Revolving Loan, or with respect to the Facility Fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “LIBOR/EURIBOR Spread” or “Facility Fee Rate”, as the case may be, based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt:

Debt Ratings	Facility Fee	Applicable Rate		Drawn Pricing
		LIBOR/EURIBOR Spread	ABR Spread	LIBOR/EURIBOR Loans
Category 1 > BBB+/Baa1	0.150%	0.975%	0.00%	1.125%
Category 2 BBB/Baa2	0.175%	1.075%	0.075%	1.250%
Category 3 BBB-/Baa3	0.200%	1.30%	0.30%	1.500%
Category 4 BB+/Ba1	0.300%	1.45%	0.45%	1.750%
Category 5 < BB+/Ba1	0.350%	1.65%	0.65%	2.000%

Ratings in the above pricing grid relate to the Borrower’s senior unsecured non-credit enhanced publicly held indebtedness (the “Index Debt”). For purposes of the foregoing, (i) if either Moody’s or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this paragraph), then such rating agency shall be deemed to have established a rating in Category 5; (ii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the category one level lower than the higher of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P

Schedule I

Pricing Schedule

shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

Schedule I

Pricing Schedule

SCHEDULE II

SIGNIFICANT SUBSIDIARIES

Anadarko Algeria Company, LLC, a Delaware limited liability company

Anadarko E&P Onshore LLC, a Delaware limited liability company

Anadarko Energy Services Company, a Delaware corporation

Anadarko Global Energy S.à r.l., a Luxembourg limited liability company

Anadarko Holding Company, a Utah corporation

Anadarko US Offshore Corporation, a Delaware corporation

Anadarko WCTP Company, a Cayman Islands corporation

Kerr-McGee Corporation, a Delaware corporation

Kerr-McGee Oil and Gas Onshore LP, a Delaware limited partnership

Kerr-McGee Onshore Holding LLC, a Delaware limited liability company

Kerr-McGee Shared Services Company LLC, a Delaware limited liability company

Kerr-McGee Worldwide Corporation, a Delaware corporation

KM BM-C Seven Ltd., a Cayman Islands limited liability company

KM Investment Corporation, a Nevada corporation

Western Gas Resources, Inc., a Delaware corporation

WHL, Inc., a Delaware corporation

Schedule II

Significant Subsidiaries

SCHEDULE III

EXISTING LETTERS OF CREDIT

Beneficiary	L/C No.	Amount	Expiry Date

Beneficiary	L/C No.	Amount	Expiry Date

Schedule III

Existing Letters of Credit

SCHEDULE IV

SWINGLINE LOAN RATE CALCULATION

Each Swingline Loan shall bear interest, as elected by the Borrower in the notice requesting such Swingline Loan as required to be delivered by the Borrower pursuant to Section 2.20(b), at either of the following interest rates per annum: (a) the Alternate Base Rate plus the Applicable Rate used to determine the interest rate applicable to ABR Loans; or (b) the Federal Funds Rate.

“Federal Funds Rate” means the offer rate for Federal funds appearing on the Bloomberg Professional Service website (BTMM page) (or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such service, as determined by the Administrative Agent and the relevant Swingline Lender from time to time for purposes of providing quotations of the offer rates applicable to Federal funds for a term of one (1) Business Day) on the date the Swingline Loan is funded at the time reviewed by the Administrative Agent and the relevant Swingline Lender for purposes of quoting a rate to the Borrower for such Swingline Loan (or, if the Administrative Agent and the relevant Swingline Lender fail so to review such page on such date, at 5:00 p.m., New York City time, on such date) plus (b) the Applicable Rate used to determine the interest rate applicable to LIBOR Revolving Loans. In the event that part (a) of such rate is not available at any time on such date for any reason, then part (a) of such rate will be the rate most recently available on such page unless another rate shall be agreed to between the Administrative Agent, the relevant Swingline Lender and the Borrower. The Borrower understands and agrees that the rate quoted from Bloomberg Professional Service is a real-time rate that changes from time to time. The rate quoted by the Administrative Agent and the relevant Swingline Lender and used for the purpose of setting the interest rate for a Swingline Loan will be the rate on the screen of the Administrative Agent and the relevant Swingline Lender at the time of setting the rate and will not be an average or composite of rates for that day.

Schedule IV

Swingline Loan Rate Calculation

SCHEDULE V

LC ISSUANCE LIMITS

Issuing Bank	LC Issuance Limit
JPMorgan Chase Bank, N.A.	$100,000,000
Wells Fargo Bank, National Association	$100,000,000
Bank of America, N.A.	$100,000,000
Citibank, N.A.	$100,000,000
The Royal Bank of Scotland plc	$100,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$100,000,000

TOTAL	$600,000,000

Schedule V

LC Issuance Limits

EXHIBIT A

FORM OF NOTE

$ *	, 20

For value received, Anadarko Petroleum Corporation, a corporation formed under the laws of the State of Delaware (the “Borrower”), promises to pay to             (the “Lender”) at the office of JPMorgan Chase Bank, N.A. specified in Section 2.13(a) of the Credit Agreement, dated as of June 17, 2014, among the Borrower, the Lender, the several other banks party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, the Co-Document Agents named therein, and the Syndication Agent named therein (as may be amended, supplemented or modified from time to time hereafter, the “Agreement;” terms defined in the Agreement shall have their defined meanings when used in this Note), in lawful money of the United States of America the principal amount of             *    DOLLARS ($            *    ) or, if less than such principal amount, the aggregate unpaid principal amount of all Loans made by the Lender to the undersigned pursuant to Section 2.01 of the Agreement. Such principal shall be payable on the date or dates specified in Section 2.02 of, or elsewhere in, the Agreement. The undersigned further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof at the rates specified in Section 2.10 of the Agreement. Such interest shall be payable on the dates specified in Section 2.10 of the Agreement. The date, Type, and amount of each Loan made by the Lender pursuant to Section 2.01 of the Agreement, each continuation of all or a portion thereof to another Type and the date and amount of each payment of principal with respect thereto shall be endorsed by the holder of this Note on Schedule A annexed hereto, which holder may add additional pages to such Schedule. No failure to make or error in making any such endorsement as authorized hereby shall affect the validity of the obligations of the Borrower hereunder or the validity of any payment hereof made by the Borrower.

This Note is one of the Notes referred to in the Agreement and is entitled to the benefits thereof and is subject to prepayment in whole or in part as provided therein. This Note is a registered Note and upon surrender of this Note for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note, one or more new Notes for a like aggregate principal amount will be issued to, and registered in the name of, the transferee. Prior to the due presentment for registration and transfer, the Borrower may treat the Person in whose name this Note is registered as the holder and the owner of this Note for the purpose of receiving payment and for all other purposes of this Note and the Agreement. Notwithstanding anything to the contrary herein, the right to receive payments of interest and principal under this Note shall be transferable only upon surrender for cancellation of this Note, and the issuance of a new Note registered in the name of the transferee. In addition, the Administrative Agent, acting as agent for the Borrower, shall maintain a register in which it shall record the name of the holder or any transferee, and no transfer shall be valid unless so registered.

Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note may be declared to be immediately due and payable as provided in the Agreement.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Exhibit A

Form of Note

ANADARKO PETROLEUM CORPORATION

By:
Name:
Title:

Exhibit A

Form of Note

SCHEDULE A

LOANS AND REPAYMENTS

Date	Amount of Loan	Type of Loan	Interest Rate	Amount of Principal Repaid	Notation Made by

Exhibit A

Form of Note

EXHIBIT B

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate of [identify Lender][1] ]

3.	Borrower(s):

4.	Administrative Agent:	, as the administrative agent under the Credit Agreement

[1]	Select as applicable.

Exhibit B

Assignment and Assumption

5.	Credit Agreement:	Credit Agreement dated as of June 17, 2014 among Anadarko Petroleum Corporation, the Lenders parties thereto, [name of Administrative Agent], as Administrative Agent, and the other agents parties thereto]

6.	Assigned Interest:

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[3]
	$	$		%
	$	$		%
	$	$		%

Effective Date:                 , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[2]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Commitment” etc.)
[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibit B

Assignment and Assumption

[Consented to and][4] Accepted:

[NAME OF ADMINISTRATIVE AGENT], as
Administrative Agent

By
Title:

[Consented to:][5]

[NAME OF RELEVANT PARTY]

By
Title:

[4]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[5]	To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, Issuing Bank) is required by the terms of the Credit Agreement.

Exhibit B

Assignment and Assumption

[                    ]6

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section             thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) it is not an Ineligible Institution and (vi) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and

[6]	Describe Credit Agreement at option of Administrative Agent.

Exhibit B

Assignment and Assumption

other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit B

Assignment and Assumption

EXHIBIT C

FORM OF NOTICE OF COMMITMENT INCREASE

[Date]

JPMorgan Chase Bank, N.A., as Administrative Agent

707 Travis, 12th Floor Central

Houston, TX 77002

Attention:

Ladies and Gentlemen:

The undersigned, Anadarko Petroleum Corporation, refers to the Credit Agreement dated as of June 17, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”, with terms defined in the Credit Agreement and not otherwise defined herein being used herein as therein defined) among the Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and hereby give you notice, irrevocably, pursuant to Section 2.09(a) of the Credit Agreement that the undersigned hereby request that the aggregate amount of the Commitments be increased and the CI Lenders agree to provide Commitments under the Credit Agreement, and in that connection sets forth below the information relating to such proposed Commitment Increase as required by Section 2.09(a) of the Credit Agreement:

(a) the effective date of such increase of aggregate total amount of the Commitments is                     ;

(b) the amount of the requested increase of the aggregate total Commitments is $                    [$10,000,000 minimum];

(c) the CI Lenders, which have agreed with the Borrower to provide their respective Commitments, are: [INSERT NAMES OF THE CI LENDERS]; and

(d) set forth on Annex I hereto is the amount of the respective Commitments of all Reducing Percentage Lenders and all CI Lenders on the effective date of such Commitment Increase.

Delivery of an executed counterpart of this Notice of Commitment Increase by telecopier shall be effective as delivery of an original executed counterpart of this Notice of Commitment Increase.

Very truly yours,

ANADARKO PETROLEUM CORPORATION

By:
Name:
Title:

Exhibit C

Form of Notice of Commitment Increase

EXHIBIT D-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 17, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Anadarko Petroleum Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:             , 20[    ]

Exhibit D-1

U.S. Tax Certificate

(For Non-U.S. Lenders that are not

Partnerships for U.S. Federal Income Tax Purposes)

EXHIBIT D-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships

For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 17, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Anadarko Petroleum Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                 , 20[    ]

Exhibit D-2

U.S. Tax Certificate

(For Non-U.S. Lenders that are

Partnerships for U.S. Federal Income Tax Purposes)

EXHIBIT D-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 17, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Anadarko Petroleum Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                 , 20[    ]

Exhibit D-3

U.S. Tax Certificate

(For Non-U.S. Participants that are not

Partnerships for U.S. Federal Income Tax Purposes)

EXHIBIT D-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 17, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Anadarko Petroleum Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                 , 20[    ]

Exhibit D-4

U.S. Tax Certificate

(For Non-U.S. Participants that are Partnerships

for U.S. Federal Income Tax Purposes)